                                                                    EXHIBIT 10.3


                             OFFICE BUILDING LEASE


                              THE EDWARD BUILDING


                           8400 EAST PRENTICE AVENUE
                              ENGLEWOOD, COLORADO





                                    BETWEEN


                            HANOVER RESOURCES INC.

                                      AND

                         COLORADO BUSINESS BANK, N.A.
                         ----------------------------

                               TABLE OF CONTENTS

PARAGRAPH                                                  PAGE
---------                                                  ----
 1.             PREMISES                                   1
 2.             TERM                                       1
 3.             RENT                                       1
 4.             SECURITY DEPOSIT                           2
 5.             RENT ADJUSTMENT                            2
 6.             CHARACTER OF OCCUPANCY                     6
 7.             SERVICES AND UTILITIES                     7
 8.             QUIET ENJOYMENT                            8
 9.             MAINTENANCE AND REPAIR                     8
10.             ALTERATIONS AND ADDITIONS                  9
11.             ENTRY BY LANDLORD                          10
12.             MECHANIC'S LIENS                           10
13.             DAMAGE TO PROPERTY, INJURY TO PERSONS      11
14.             INSURANCE                                  11
15.             DAMAGE OR DESTRUCTION TO BUILDING          13
16.             CONDEMNATION                               13
17.             ASSIGNMENT AND SUBLETTING                  16
18.             ESTOPPEL CERTIFICATE                       17
19.             DEFAULT                                    17
20.             LANDLORD'S LIEN                            21
21.             UNIFORM COMMERCIAL CODE                    21
22.             COMPLETION OF PREMISES                     21
23.             REMOVAL OF TENANT'S PROPERTY               22
24.             HOLDING OVER                               22
25.             PARKING AND COMMON AREAS                   22
26.             SURRENDER AND NOTICE                       24
27.             ACCEPTANCE OF PREMISES BY TENANT           24
28.             SUBORDINATION AND ATTORNMENT               24
29.             PAYMENTS AFTER TERMINATION                 25
30.             AUTHORITIES FOR ACTION AND NOTICE          25
31.             LIABILITY OF LANDLORD                      26
32.             BROKERAGE                                  26
33.             TAXES                                      26
34.             LANDLORD'S RIGHT TO SUBSTITUTE PREMISES    27
35.             RIGHTS RESERVED TO LANDLORD                27
36.             FORCE MAJEURE CLAUSE                       28
37.             SIGNAGE                                    28
38.             ATTORNEYS' FEES                            28
39.             HAZARDOUS MATERIALS                        28
40.             BANKRUPTCY OR INSOLVENCY                   29
41.             MISCELLANEOUS                              30

EXHIBITS:
A      -        PREMISES
B      -        LEGAL DESCRIPTION
C      -        ESTOPPEL AND COMMENCEMENT DATE CERTIFICATE
D      -        WORK LETTER AGREEMENT
E      -        PARKING SCHEDULE
F      -        RULES AND REGULATIONS
G      -        [INTENTIONALLY DELETED]
H      -        LEASE ADDENDUM

                         OFFICE BUILDING LEASE

THIS LEASE is made this _____ day of _________, 19__ between HANOVER RESOURCES INC., a COLORADO CORPORATION ("Landlord") and COLORADO BUSINESS BANK, N.A., a COLORADO CORPORATION ("Tenant").

1.  PREMISES: Landlord hereby leases to Tenant those certain premises designated
    --------
    on the Plans attached hereto as Exhibit A and incorporated herein by this reference (the "Premises"), consisting of a total of approximately 3,841 square feet of space (Rentable Area) on the FIRST (1st) floor(s), suite(s) 150 of the building known as THE EDWARD BUILDING located at 8400 EAST PRENTICE AVENUE, ENGLEWOOD, COLORADO 80111 (hereinafter the "Building"), located on the real property more particularly described on Exhibit B attached hereto and incorporated herein by this reference, together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereunto, including, but not limited to, those areas designated by Landlord for use by tenants of the Building (the Building, real property on which the same is situated, other areas and appurtenances are hereinafter collectively sometimes called the "Building Complex"). For purposes of this Lease, "Rentable Area" shall mean a measure of area expressed in square feet computed by measuring the distance between the walls which enclose the floor to the inside finished surface of the dominant portion of the permanent outer building walls, exclusive of any major vertical penetrations of the floor and inclusive of columns and projections necessary to the building. Major vertical penetrations shall mean stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, and their enclosing walls, which serve more than one floor of the building, but shall no: include stairs, dumb-waiters, lifts, and the like, exclusively serving a tenant occupying the leased premises. This Lease is subject to the terms, covenants and conditions set forth herein and Tenant and Landlord each covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions to be kept and performed by them.

2.  TERM:
    ----
    (a) The term of this Lease shall be for FIVE (5) years (the "Primary Lease Term") commencing at 12:01 a.m. on SEPTEMBER 1, 1998 (the "Commencement Date") and terminating at 12:00 midnight on AUGUST 31, 2003 (the "Termination Date"), unless sooner terminated pursuant to the terms hereof. "In the event the Premises are not "Ready for Occupancy" as such term is defined in Paragraph 22 hereof, the Commencement Date shall mean and refer to the date the Premises are Ready for Occupancy.

    (b) If, as a result of the postponement or acceleration of the Commencement Date, the term would begin other than on the first day of the month, Tenant shall pay proportionate rent at the same monthly rate set forth herein (also in advance) for such partial month and all other terms and conditions of this Lease shall be in force and effect during such partial month, anti the end of the term hereof shall be adjusted to a date which is the last day of the month FIVE
           (5) years after the Commencement Date. Tenant agrees to execute and deliver to Landlord, in form substantially similar to that which is attached hereto as Exhibit C, an Estoppel and Commencement Date Certificate, within ten (10) days of the date the term commences, certifying as to the actual commencement and termination dates of the term, the rent commencement date, if different, and such other matters as may be required by Landlord.

3.  RENT:  Tenant shall pay to Landlord, rent for the Premises ("Base Rent") as
    ----   follows:

    (a) During the FIRST (1st) through TWENTY FOURTH (24th) months of the Primary Lease Term, the sum of NINETY SEVEN THOUSAND NINE HUNDRED FORTY FIVE AND FIFTY SIX ONE-HUNDREDTHS Dollars ($97,945.56) per year, payable in equal monthly installments EIGHT THOUSAND ONE HUNDRED SIXTY TWO AND THIRTEEN ONE-HUNDREDTHS Dollars ($8,162.13);

     (b) During the TWENTY FIFTH (25th) through THIRTY SIXTH (36th) months of the Primary Lease Term, the sum of ONE HUNDRED ONE THOUSAND SEVEN HUNDRED EIGHTY SIX AND FIFTY TWO ONE-HUNDREDTHS Dollars ($101,786.52) per year, payable in equal monthly installments of EIGHT THOUSAND FOUR HUNDRED EIGHTY TWO AND TWENTY ONE ONE-HUNDREDTHS Dollars ($8,482.21);

     (c) During the THIRTY SEVENTH (37th) through SIXTIETH (60th) months of the Primary Lease Term, the sum of ONE HUNDRED FIVE THOUSAND SIX HUNDRED TWENTY SEVEN AND SIXTY ONE-HUNDREDTHS Dollars ($105,627.60) per year, payable in equal monthly installments of EIGHT THOUSAND EIGHT HUNDRED TWO AND THIRTY ONE-HUNDREDTHS Dollars ($8,802.30);

All installments of Base Rent shall be payable in advance, on the first (1st) day of each calendar month during the term hereof. Rent for the first and last months of the term hereof shall be prorated based upon the number of days during each of said months that the Lease term was in effect. One monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant. All Base Rent shall be paid without notice, demand, deduction or offset, at the office of Landlord or to such other person or at such other place as Landlord may designate in writing. Tenant shall pay to Landlord as "Additional Rent' all other sums due under this Lease.

5.   RENT ADJUSTMENT:

     (a) The following terms shall have the following meanings with respect to the provisions of this Paragraph 5:

          (1) "Base Operating Expenses" shall mean an amount equal to THOSE COLLECTIVE EXPENSES FOR THE CALENDAR YEAR 1998, as hereinafter defined. In the event that the actual Operating Expenses during any year are less than the Base Operating Expenses. Tenant shall not be entitled to any refund, credit or other from of reimbursement.

(2) "Building Rentable Area" shall mean all rentable space available for lease in the Building. If there is a significant change in the aggregate Building Rentable Area, of a permanent nature, as a result of an addition to the Building, partial destruction thereof or similar circumstance, Landlord shall determine and make an appropriate adjustment to the provisions herein.

(3) "Tenant's Pro Rata Share" shall mean a fraction, the numerator of which is the Rentable Area of the Premises (i.e., 3,841 square feet) and the denominator of which is the Building Rentable Area (i.e., 182,752 square feet), and is equal to 2.101%. At such time, if ever, any space is added to or subtracted from the Premises pursuant to the terms of this Lease, tenants Pro Rata Share shall be increased or decreased according

(4)  "Operating Expenses" shall mean:

     A.   ALL REASONABLE AND CUSTOMARY operating expenses of any kind or nature
              ------------------------
          which are incurred with respect to the management, operation and maintenance of the Building Complex and shall include, but not be limited to:

          (i) Costs of supplies, including but not limited to the cost of "relamping" all tenant lighting as the same may be required from time to time;

          (ii) Costs incurred in connection with obtaining and providing energy for the Building Complex, including but not limited to costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources as well as costs for heating, ventilation, and air conditioning services ("HVAC");

          (iii)  Costs of water and sanitary and storm drainage services;

          (iv)   Costs of janitorial and security services, if any;

          (v) Costs of general maintenance and repairs, including, without limitation, costs of repairing and maintaining plumbing and electrical systems furnished by Landlord, costs of painting and cleaning, costs under HVAC and other mechanical maintenance contracts; and costs of repairs and replacements of equipment used in connection with such maintenance and repair work and the costs of rental of such equipment;

          (vi) Costs of maintenance and replacement of landscaping: and costs of maintenance, repair, striping and repaving of parking areas, common areas, plazas and other areas used by tenants of the Building Complex, including trash and snow removal;

          (vii) Any REASONABLE FEES, costs or assessments imposed by any property owners association or which Landlord must pay for the Building or Building Complex pursuant to any present or future covenants, agreements or similar restrictions or agreements affecting the Building or Building Complex;

          (viii) Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsement; public liability insurance; and any other insurance carried by Landlord on the Building Complex or any component parts thereof,

          (ix) Labor costs incurred in management, operation or maintenance; of Building Complex, including wages and other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare fringe benefits and all REASONABLE legal fees and other costs or expenses incurred in resolving any labor disputes;

          (x)  Professional building management fees; CONSISTENT WITH A FIRST
                                                      -----------------------
          CLASS OFFICE BUILDING
          ---------------------

          (xi) Legal, accounting, inspection and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or reasonably to improve the operation, maintenance or state of repair of the Building Complex) incurred for the normal prudent operation of the Building Complex and a general overhead and administrative charge equal to two percent (2%) of all Operating Expenses;

          (xii) The costs of capital improvements and structural alterations, repairs and replacements made in or to the Building
          Complex or the cost of any machinery or equipment
          installed in the Building Complex in order to conform to any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi governmental authority having jurisdiction over the Building Complex (herein, "Required Capital Improvement") STARTING AFTER THE COMMENCEMENT DATE OF THE LEASE; and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein, "Cost Savings Improvements"). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life ACCORDING TO G.A.P. of such capital improvement or
                      -------------------
          structural repair or replacement (as determined by Landlord's accountants); UTILIZING GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.
                        --------------------------------------------------

          (xiii) "Real Estate Taxes" including all real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority, including any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments; provided, however, that in no event shall the term "Taxes and Assessments", as used herein, include any federal, state or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes; such term shall, however, include gross taxes on rentals and expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such Taxes or Assessments (all of the foregoing are collectively referred to herein as "Taxes"). "Assessments" shall include, without limitation, any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building or the Building Complex, or against any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessment shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If the Building Complex has not been fully assessed as a completed project, for the purposes of computing the Real Estate Taxes for any adjustment required herein, the same shall be increased by Landlord's Accountants, in accordance with their estimate of what the assessment will be, upon full completion of the Building Complex, including installation of all tenant finish items; arid

          (xiv) Any other expense which under generally accepted accounting principles would be considered a normal maintenance or operating expense.

          If Landlord selects an accrual accounting basis for calculating Operating Expenses, Operating Expenses shall be deemed to have been paid when such expenses have accrued in accordance with generally accepted accounting principles.

          B. Operating Expenses shall expressly exclude Landlord's income taxes; leasing commissions, advertising and promotional expenses: interest on debt or amortization payments on any mortgages or deeds of trust: and costs of repairs or other work occasioned by fire, windstorm or other casualty to tile extent of insurance proceeds received AND ANYTHING OF A CAPITAL NATURE EXCEPTING PARAGRAPH 4A(xii).

     (b) It is hereby agreed that commencing January 1 of the calendar year following the Commencement Date, Tenant shall pay to Landlord as Additional Rent during the balance of the term hereof an estimate of Tenant's Pro Rata Share of Operating Expenses for the calendar year in excess of the Base Operating Expenses as reasonably estimated by Landlord, payable monthly, at the rate of one twelfth (1/12) thereof, on the same date and at the same place Base Rent is payable, with an adjustment to be made between the parties at a later date as hereinafter provided. Landlord shall deliver to Tenant, as soon as practicable following the end of any calendar year, an estimate of the Operating Expenses for the new calendar year (the "Annual Estimate"). Until receipt of the Annual Estimate, Tenant shall continue to pay its monthly Tenant's Pro Rata Share of Operating Expenses in excess of Base Operating Expenses based upon the estimate for the preceding calendar year. To the extent that the Annual Estimate reflects an estimate of Tenant's Pro Rata Share of Operating Expenses in excess of Base Operating Expenses for the new calendar year greater than the amount actually paid to the date of receipt of the Annual Estimate for the new calendar year, Tenant shall pay such amount to Landlord within thirty (30) days of receipt of the Annual Estimate. Upon receipt of the Annual Estimate, Tenant shall thereafter pay the amount of its monthly Tenant's Pro Rata Share of Operating Expenses in excess of Base Operating Expenses as set forth in the Annual Estimate. As soon as practicable following the end of any calendar year, Landlord shall submit to Tenant a statement in reasonable detail describing the computations of the Operating Expenses setting forth the exact amount of Tenant's Pro Rata Share of Operating Expenses in excess of Base Operating Expenses for the calendar year just completed (the "Statement"), and the difference, if any, between the actual Tenant's Pro Rata Share of Operating Expenses in excess of Base Operating Expenses for the calendar year just completed and the estimated amount of Tenant's Pro Rata Share of Operating Expenses in excess of Base Operating Expenses paid by Tenant to Landlord. To the extent that the actual Tenant's Pro Rata Share of Operating Expenses in excess of Base Operating Expenses for the period covered by the Statement is higher than the estimated Tenant's Pro Rata Share of Operating Expenses in excess of Base Operating Expenses-which Tenant previously paid during the calendar year just completed, Tenant shall also pay to Landlord such balance within thirty (30) days following receipt of the Statement from Landlord. To the extent that the actual Tenant's Pro Rata Share of Operating Expenses in excess of Base Operating Expenses for the period covered by the Statement is less than the estimated Tenant's Pro Rata Share of Operating Expenses which Tenant previously paid during the calendar year just completed, Landlord shall credit the excess against any sums then owing or next becoming due from Tenant under the Lease.

     (c) If the Lease term hereunder covers a period of less than a full calendar year during the first or last calendar years of the term hereof, Tenants Pro Rata Share of Operating Expenses in excess of Base Operating Expenses for such partial year shall be calculated by proportionately reducing the Base Operating Expenses to reflect the number of months in such year during which Tenant leased the Premises (the "Adjusted Base Operating Expenses"). The Adjusted Base Operating Expenses shall then be compared with the actual Operating Expenses for said partial year to determine the amount, if any, of any increases in the actual Operating Expenses for such partial year over the Adjusted Base Operating Expenses. Tenant shall pay Tenant's Pro Rata Share of any such increases within ten (10) days following receipt of notice thereof.

     (d) Tenant shall have the right at its own expense and at a reasonable time (after written notice to Landlord) within SIXTY (60) DAYS after receipt of the Statement to audit Landlord's books RELEVANT TO THE ADDITIONAL RENT due under this Paragraph 5, such audit to be performed by a nationally recognized accounting firm reasonably acceptable to Landlord. Tenant hereby agrees that it shall not have the right to personally conduct such audit. As a condition precedent to Tenant's exercise of its right to audit Landlord's books, Tenant shall be required to pay any amounts reflected as owing on the Statement within the time permitted herein (which amounts shall be adjusted, if applicable, upon completion of the audit process). In the event Tenant does not audit Landlord's books and deliver the results of such audit to Landlord within said 60 DAY PERIOD, THE TERMS AND amounts set forth in the Statement shall be deemed conclusive and final and Tenant shall have no further right to adjustment. In the event Tenant's examination reveals that an error has been made in Landlord's determination of Tenants Pro Rata Share of Operating Expenses and Landlord agrees with such determination, then the amount of such adjustment shall be payable by Landlord or Tenant, to the other party as the case maybe. In the event Tenant's examination reveals an error has been made in Landlord's determination of Tenant's Pro Rata Share of Operating Expenses, and Landlord disagrees with the results thereof, Landlord shall have SIXTY (60) days to obtain an audit from an accountant of its choice to determine Tenants Pro Rata Share of Operating Expenses. In the event Landlord's accountant and Tenant's accountant are unable to reconcile their audits, both accountants shall mutually agree upon a third accountant, whose determination of Tenant's Pro Rata Share of Operating Expenses shall be conclusive. In the event the amount of error by Landlord is determined to be ten percent (10%) or more, the reasonable costs of the three audits made pursuant to this subparagraph shall be paid by Landlord. In the event the amount of error by Landlord is determined to be less than ten percent (10%), the reasonable costs of the three audits made pursuant to this subparagraph shall be paid by Tenant.

     (e) Landlord's failure during the Lease term to prepare and deliver any statements, estimates or bills, or Landlord's failure to make a demand under this Paragraph or under any other provision of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any items of Additional Rent which may have become due pursuant to this Paragraph during the term of this Lease. Tenant's liability for all Additional Rent due under this Paragraph 5 shall survive the expiration or earlier termination of this Lease.

6.   CHARACTER OF OCCUPANCY:
     ----------------------

     (a)  The Premises are to be used for THE general offices OF A PRIVATE
                                          ---                 ------------
          BANKING CONCERN not inconsistent with the character and type of
          ---------------
          tenancy found in comparable first-class office buildings in the Denver Metropolitan area and for no other purpose without the prior written consent of Landlord. Nothing contained in this Lease shall be deemed to give Tenant any exclusive right to such use in the Building or shall be deemed to be a warranty by Landlord that the Premises are suitable for a particular use. During the term hereof, Tenant shall be responsible for compliance with all present or future laws applicable to the use and occupancy of the Premises. Tenant shall procure, at its sole expense, all permits or licenses required for the transaction of business at the Premises.

     (b) Tenant shall not permit the Premises nor any part thereof to be used in any manner, nor anything to be done therein, brought into, or kept therein, which would in any way (i) make void or voidable any fire or liability insurance policy then in force with respect to the Building Complex, (ii) make unobtainable from reputable insurance companies authorized to do business in the state where the Premises are located any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate, at standard rates, (iii) cause, or in Landlord's reasonable opinion be likely to cause, physical damage to the Building Complex or any part thereof, (iv) constitute a public or private nuisance, (v) impair, in the opinion of Landlord, the appearance, character or reputation of the Building Complex, (vi) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into the Building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants of the Building
          (vii) impair or interfere with any of the Building services or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, or annoyance to Landlord or any of the other tenants or occupants of the Building Complex, any such impairment or interference to be based upon the judgment of Landlord, (viii) increase on an ongoing periodic basis the pedestrian traffic in and out of the Premises or the Building above an ordinary level, OF A PRIVATE BANKING CONCERN (ix) create waste in, on or around the Premises, Building, or Building Complex, or
          (x) make any noise
          or set up any vibration which will disturb other tenants, except in the course of permitted repairs or alterations at times permitted by Landlord.

     (c)  Tenant shall not KNOWINGLY use the Premises nor permit anything to be
                           ---------
          done in or about the Premises or Building Complex which will in any way conflict with any law, statute, ordinance, protective covenants, conditions or restrictions affecting the Building Complex or governmental or quasi-governmental rules or regulations now in force or which may hereafter be enacted or promulgated. Tenant shall give written notice within two (2) days from receipt thereof to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Landlord shall give prompt WRITTEN notice to
                                                         -------
          Tenant of any notice it receives relative to the violation by Tenant of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.

7.   SERVICES AND UTILITIES:
     ----------------------

     (a) Landlord agrees, without charge except as provided herein, and in accordance with standards from time to time prevailing for first-class office buildings in the Denver Metropolitan area, to furnish water to the Building for use in lavatories and drinking fountains (and to the Premises if the plans for the Premises so provide); during ordinary business hours to furnish such heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises provided that Tenant complies with the recommendations of Landlord's engineer or other duly authorized representative, regarding occupancy and use of the Premises; to provide janitorial services for the Premises (including such interior and exterior window washing as may be required), such janitorial services to be provided five days a week, except for "Holidays" as herein defined; during ordinary business hours to cause electric current to be supplied for lighting the Premises and public halls; and to furnish such snow removal services to the Building Complex as may, in the judgment of Landlord, be reasonably required for safe access to the Building Complex.

     (b) Landlord shall provide electricity for normal office purposes including but not limited to fluorescent and incandescent lighting, including task and task ambient lighting systems and for normal office equipment including but not limited to duplicating (reproduction) machines, communications and audio visual equipment, vending machines, portable computers (provided they do not require any additional voltage or special electrical requirements) executive kitchen equipment and internal communication systems (which may include piped-in music). To the extent that electric current is utilized in excess of the amounts indicated above, Tenant's rent shall be increased from time to time by Landlord in such amounts to cover the cost of providing such increased use. Landlord shall have the right, if it determines based on its own judgment that Tenant is using electric current for purposes other than those described above or for other than normal office use, to require Tenant to install a check meter to determine the amount which Tenant is utilizing. The cost of such excess usage, and check meter, including but not limited to monitoring, installation and repair thereof, shall be paid by Tenant.

     (c) If Tenant requires water in excess of that usually furnished or supplied for use in the Premises as general office space, Tenant shall first procure the consent of Landlord for the use thereof. Tenant agrees to pay to Landlord such amounts as Landlord determines are necessary to cover the costs of such increased use of water, including, but not limited to, the cost of installation, monitoring, maintenance and repair of any check meter or other instrument necessary to measure the use of additional water.

     (d) Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations, now or hereafter in force or effect, it being understood and agreed to by Tenant that Landlord may discontinue, reduce or curtail such services, or any of them at such times as it may be necessary by reason of accident, unavailability of employees, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, rules and regulations, or due to any other happening beyond the reasonable control of Landlord. In the event of any such interruption, reduction or discontinuance of services, Landlord shall not be liable for damages to persons or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant or cause or permit an abatement, reduction or setoff of rent, or operate to release Tenant from any of Tenant's obligations hereunder.

     (e) Whenever heat generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises in the event Landlord's independent consulting engineer determines same are necessary as a result of Tenant's use of lights or equipment which generate heat loads in excess of those for which the HVAC system is designed and the cost therefor, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

     (f) In the event that Tenant has any special or additional electrical or mechanical requirements related to its use of the Premises, any such electrical or mechanical equipment must be located within the Premises. Such electrical or mechanical requirements, for the purposes hereof, shall include by way of example, but not limitation, any internal telephone system. The foregoing shall in no way be construed as granting to Tenant additional rights to use any such special or additional electrical or mechanical equipment in its Premises without the prior written consent of Landlord. Any additional cost or expense related to or resulting from such electrical or mechanical requirements shall be the sole obligation of Tenant.

     (g)  If Tenant requires AND REQUESTS HVAC service beyond ordinary
                             ------------
          business hours (hereafter "After Hours Usage"), such service must be requested from the Building manager at least twenty-four (24) hours prior thereto. After Hours Usage can only be supplied for the Building as a whole, for a minimum of two (2) hour periods, with increments of one (1) hour thereafter. Tenant shall reimburse Landlord, as Additional Rent, at the rate of $150.00 per hour.
                                          -------
8.   QUIET ENJOYMENT: Subject to the provisions of this Lease, Landlord
     ---------------
     covenants that Tenant on paying the rent and performing the covenants, of this Lease on its part to be performed shall and may peacefully and quietly have, hold and enjoy the Premises for the term of this Lease. Landlord shall not be responsible for the acts or omissions of any other tenant or third party which may interfere with Tenant's use and enjoyment of the Premises. In the event of any transfer or transfers of Landlord's interest in the Premises or in the real property of which the Premises are a part, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

9.   MAINTENANCE AND  REPAIRS:
     ------------------------

     (a) Notwithstanding any other provisions of this Lease, Landlord shall repair and maintain the structural portions of the Building, including the elevators, plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of Tenant, its agents, servants, employees, licensees or invitees, in which case Tenant shall pay to Landlord, on demand, the cost of such maintenance and repairs less the amount of any insurance proceeds received by Landlord on account thereof, if applicable. Landlord shall also maintain and keep in good order and repair the Building roof; the curtain wall, including all glass connections at the perimeter of the Building; all exterior doors, including any exterior plate glass within the Building; the Building ventilating systems; elevators and escalators, if any; Building telephone and electrical closets; public portions of the Building or Building Complex, including but not limited to any balconies, landscaping, walkways, and upper floor lobbies and corridors, and interior portions of the Building above and below grade which are not covered by leases.

     (b) Tenant, at Tenant's sole cost and expense, except for services furnished by Landlord pursuant to Paragraph 7 hereof, shall maintain, in good order, condition and repair, NORMAL WEAR AND TEAR EXPECTED,
                                               -----------------------------
          the Premises, including the interior surfaces of the ceilings if damaged or discolored due in whole or in part to the act, neglect, omission or fault of Tenant), walls and floors, all doors, interior glass partitions or glass surfaces (not exterior windows) and pipes, electrical wiring, switches, fixtures and other special items, subject to the provisions of Paragraph 15 hereof. In the event Tenant fails to so maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to maintain the Premises. In the event Tenant fails to promptly commence such work and diligently pursue it to completion, then Landlord shall have the right, but shall not be required, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. The funds so expended plus twenty percent (20%) of such amounts as an overhead/administrative charge shall be due and payable by Tenant within ten (10) days after receipt of Landlord's invoice therefor. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

10.  ALTERATIONS AND ADDITIONS:
     -------------------------

     (a) Tenant shall make no alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld OR DELAYED. Tenant shall submit any such request to Landlord at least
          ----------
          thirty (30) days prior to the proposed commencement date of such work. Landlord may impose, as a condition to such consent, and at Tenant's sole cost, such requirements as Landlord may deem necessary in its judgment, including without limitation, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed and the times during which the work is to be accomplished, approval of all plans and specifications and the procurement of all licenses and permits. Landlord shall be entitled to post notices on and about the Premises with respect to Landlord's non-liability for mechanics' liens and Tenant shall not permit such notices to be defaced or removed. Tenant further agrees not to connect any apparatus, machinery or device to the Building systems, including electric wires, water pipes, fire safety, heating and mechanical systems, without the prior written consent of Landlord. Tenant shall give Landlord at least ten (10) days prior written notice of the expected commencement date of any work related to the Premises so that Landlord may post notices of non-responsibility, if appropriate.

     (b) All alterations, improvements and additions to the Premises, including, by way of illustration but not by limitation, all counters, screens, grilles, special cabinetry work, partitions, paneling, carpeting, drapes or other window coverings and light fixtures, shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance or injury at the end of the Lease term, whether by lapse of time or otherwise, unless Landlord, by notice given to Tenant no later than fifteen (15) days prior to the end of the term, shall elect to have Tenant remove all or any of such alterations, improvements or additions (excluding non-movable office walls), and in such event, Tenant shall promptly remove, at its sole cost and expense, such alterations, improvements and additions and restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. Any such removal, whether required or permitted by Landlord, shall be at Tenant's sole cost and expense, and Tenant shall restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. All movable partitions, machines and equipment which are installed in the Premises by or for Tenant, without expense to Landlord, and can be removed without structural damage to or defacement of the Building or the Premises, and all furniture, furnishings and other articles of personal property owned by Tenant and located in the Premises (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at the expiration of the term. However, if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Building or the Premises resulting from such removal.

     (c) If Landlord permits persons requested by Tenant to perform any alterations, repairs, modifications or additions to the Premises, then prior to the commencement of any such work Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the state where the Premises are located evidencing that workmen's compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms satisfactory to Landlord, are in force and maintained by all such contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord as an additional insured and shall provide that the same may not be canceled or modified without thirty
          (30) days prior written notice to Landlord.

     (d) Tenant, at its sole cost and expense, shall cause any permitted alterations, decorations, installations, additions or improvements in or about the Premises to be performed in compliance with all applicable requirements of insurance bodies having jurisdiction, and in such manner as not to interfere with, delay, or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building, and so as to maintain harmonious labor relations in the Building.

11.  ENTRY BY LANDLORD:
     -----------------

     (a) Landlord and its agents shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purpose of examining or inspecting the same, to supply any services to be provided by Landlord hereunder, to show the same to prospective purchasers of the Building, to make such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable, and to show the same to prospective tenants of the Premises DURING THE LAST SIX (6) MONTHS OF
                                              ---------------------------------
          THE LEASE UNLESS OTHERWISE AGREED. Landlord and its agents may enter
          ---------------------------------
          the Premises at all times and without advance notice for the purpose of responding to an actual or apparent emergency. Landlord may for the purpose of supplying scheduled janitorial services and evaluating janitorial services at any time and from time to time enter the Premises by means of a master key without liability to Tenant and without affecting this Lease.

     (b)  Tenant shall be entitled to ELEVEN (11) sets of keys to the Premises.
                                      -----------
          In the event Tenant needs any additional keys, such keys must be requested from Landlord. Tenant shall pay to Landlord the actual cost of making such additional keys.

12.  MECHANIC'S LIENS: Tenant shall pay or cause to be paid all costs for work
     ----------------
     done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord's interest in the Premises, Building or Building Complex and Tenant will keep the Premises, Building and Building Complex free and clear of all mechanic's liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including attorneys' fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished to Tenant, including lien claims of laborers, materialmen or others. Should any mechanic's liens be filed or recorded against the Premises, Building or Building Complex with respect to work done for or materials supplied to or on behalf of Tenant or should any Action affecting the title thereto be commenced, Tenant shall cause such liens to be released of re-cord within ten (10) days after notice thereof. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction if provided by applicable law or statute of the state where the Premises are located. If Tenant shall be in default in paying any charge for which such a mechanic's lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs associated there-with, and the amount so paid, together with interest at the Interest Rate and reasonable attorneys' fees incurred in connection therewith, shall be immediately due and payable from Tenant to Landlord as Additional Rent.

13.  DAMAGE TO PROPERTY, INJURY TO PERSONS:
     -------------------------------------

     (a) Tenant, for itself and its legal representatives, successors and assigns, as a material part of the consideration to be rendered to Landlord under this Lease, hereby indemnifies and agrees to hold harmless Landlord, its agents, employees, contractors, legal representatives, successors and assigns, from any and all claims of liability for any injury or damage to any person or property whatsoever occurring in, on or about the Premises or the Building Complex or any part thereof, to the extent such injury or damage is caused by the negligence, fault or omission of Tenant, its agents, contractors, employees, licensees or invitees or from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease. BUT NOTHING CONTAINED HEREIN SHALL REQUIRE TENANT TO INDEMNIFY LANDLORD TO THE EXTENT OF ANY LIABILITIES ARISING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS, EMPLOYEES OR CONTRACTORS. Such indemnities shall include by way of example, but not limitation, all Costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim, action or proceeding.

     (b) Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building Complex, or by any owner or occupant of adjoining or contiguous property. Landlord assumes no liability for any injury or damage to persons or property resulting in whole or in part from the criminal activities of others. To the extent not covered by normal fire and extended coverage insurance, Tenant agrees to pay for all damage to the Building Complex, as well as all damage to persons or property of other tenants or occupants thereof, caused by the NEGLIGENCE OR
                                                            -------------
          WILLFUL MISCONDUCT of Tenant or any of its agents, contractors,
          ------------------
          employees, licensees or invitees. BUT NOTHING CONTAINED HEREIN SHALL REQUIRE TENANT TO INDEMNIFY LANDLORD TO THE EXTENT OF ANY LIABILITIES ARISING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS, EMPLOYEES OR CONTRACTORS.

     (c) Neither Landlord nor its agents or employees shall be liable for any loss or damage to any property occurring by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness, or any other cause whatsoever; provided, however, nothing contained herein shall be construed to relieve Landlord from liability for any personal injury or property damage resulting from its gross negligence. Neither Landlord nor its agents or employees shall be liable for interference with the lights, view or other incorporeal hereditament, nor shall Landlord be liable for any latent defect in the Premises or in the Building or Building Complex. Tenant shall give prompt notice to Landlord in case of fire or accidents in or about the Premises or the Building or of defects therein or in the fixtures or equipment located therein.

     (d) In case any claim, demand, action or proceeding is made or brought against Landlord OR TENANT, its agents or employees, by reason of any
                           ---------
          obligation on LANDLORD'S OR Tenant's part to be performed under the
                        -------------
          terms of this Lease, or arising from any act or negligence of Tenant, its agents or employees, or which gives rise to Tenant's obligation to indemnify Landlord, THE PREVAILING PARTY shall be responsible for all
                              --------------------
          costs and expenses, including but not limited to reasonable attorneys' fees incurred in defense or prosecution of the same, as applicable.

14.  INSURANCE:
     ---------

     (a) Landlord agrees to carry and maintain the following insurance during the term of this Lease and any extension hereof: general public liability insurance against claims for personal injury, including death and property damage in or about the Premises and the Building or the Building Complex (excluding Tenants Property), such insurance to be in an amount not less than One Million Dollars ($1,000,000.00) each occurrence, Two Million Dollars ($2,000,000.00) aggregate. Such insurance may expressly exclude property paid for by tenants or paid for by Landlord for which tenants have reimbursed Landlord located in, or constituting a part of the Building or the Building Complex. Such insurance shall afford coverage for damages resulting from (a) fire,
          (b) perils covered by extended coverage insurance, and (c) explosion of steam and pressure boilers and similar apparatus located in the Building or the Building Complex. Landlord may carry such other additional insurance coverage as Landlord or Landlord's mortgagee deems appropriate including coverage for loss of rents. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in the State where the Premises are located.

    (b) Tenant shall, at its own cost, at all times during the term of this Lease and any extensions hereof, procure and maintain insurance for hazard, fire and extended coverage on Tenant's PERSONAL Property and
                                                         --------
          the contents of the Premises in an amount equal to full replacement cost thereof, and comprehensive general liability insurance, including coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusions deleted), products and completed operations, contractual liability, owners protective liability, host liquor legal liability and broad form property damage with the following limits of liability: One Million Dollars ($1,003,000.00) each occurrence combined single limit for bodily injury, property damage and personal injury; Two Million Dollars ($2,000,000.00) aggregate for bodily injury and property damage for products and completed operations. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in the State where the Premises are located, with general policyholders ratings of not less than "A" and a financial rating of not less than "A" in the most current available Best's Insurance Reports, and shall be otherwise satisfactory to Landlord. All such policies shall name Landlord as an additional insured and loss payee, as applicable, and shall provide that the same may not be canceled or altered except upon thirty (30) days prior written notice to Landlord. All insurance maintained by Tenant shall be primary to any insurance provided by Landlord. If Tenant obtains any general liability insurance policy on a claims-made basis, Tenant shall provide continuous liability coverage for claims arising during the entire term of this Lease, regardless of when such claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event such policy is canceled or not renewed for any reason whatsoever or by obtaining new coverage with a retro active date the same as or earlier than the expiration date of the canceled or expired policy. Tenant shall provide certificate(s) of such insurance to Landlord upon commencement of the Lease term and at least thirty (30) days prior to any annual renewal date thereof and upon request from time to time and such certificate(s) shall disclose that such insurance names Landlord as an additional insured and loss payee, as applicable. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

     (c) Each party agrees to use its best efforts to include in each of its policies insuring against loss, damage or destruction by fire or other casualty a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (i) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty; or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurers additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy. Each such policy which shall so name a party hereto as an additional insured shall contain, if obtainable, agreements by the insurer that the policy will not be canceled without at least thirty (30) days prior notice to both insured and that the act or omission of one insured will not invalidate the policy as to the other insured. Any failure by either party, if named as an additional insured, promptly to endorse to the order of the other party, without recourse, any instrument for the payment of money under or with respect to the policy of which the other party is the owner or original or primary insured, shall be deemed a default under this Lease.

     (d) Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including the Building, Building Complex, the Premises and rental value or business interruption) occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the above party as an additional insured as provided above.

15.  DAMAGE OR DESTRUCTION TO BUILDING:
     ----------------------------------

     (a) In the event that the Premises or the Building are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, and such insurance proceeds will be sufficient to cover the entire cost of repairing the damage, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs and restoration can, in Landlord's reasonable opinion, be made within two hundred ten (210) days after the occurrence of such damage without the payment of overtime or other premiums, and until such repairs and restoration are completed, the Base Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business, as may be reasonably determined by Landlord, (but there shall be no abatement of Base Rent by reason of any portion of the Premises being unusable for a period equal to one day or less). Landlord agrees to notify Tenant within forty-five (45) days after such casualty if it estimates that it will be unable to repair and restore the Premises within said two hundred ten (210) day period, or if insurance proceeds will not be sufficient to cover the entire cost of repairing the damage. If insurance proceeds will not be sufficient to cover the entire cost of repairing the damage, Landlord shall have the option to terminate this Lease within fifteen (15) days after giving notice to Tenant, as required by the preceding sentence. If such repairs and restoration cannot, in Landlord's reasonable, opinion, be made within the 210-day period, such notice shall set forth the approximate length of time Landlord estimates will be required to complete such repairs and restoration. Notwithstanding anything to the contrary contained herein, if Landlord cannot or estimates it cannot make such repairs and restoration within said two hundred ten (210) day period, then Tenant may, by written notice to Landlord cancel this Lease, provided such notice is given to Landlord within fifteen (15) days after Landlord notifies Tenant of the estimated time for completion of such repairs and restoration. Notwithstanding the preceding sentence, Tenant may not cancel this Lease as hereinabove stated if the damage to the Premises or the Building is in whole or in part the result of the act, omission, fault or negligence of Tenant, its agents, contractors, employees, licensees or invitees. Except as provided in this Paragraph 15, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any such repairs, alterations or improvements in or to the Building, Premises or fixtures, appurtenances and equipment. Tenant understands that Landlord will not carry insurance of any kind on Tenant's Property, including furniture and furnishings, or on any fixtures or equipment removable by Tenant under the provisions of this Lease, or any improvement installed in the Premises by or on behalf of Tenant, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

     (b) In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though the Premises may not be affected, or if affected, can be repaired within said 210 days) that Landlord, within sixty (60) days after the happening of such injury, shall decide not to reconstruct or rebuild the Building, then notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, Tenant shall pay the rent, properly apportioned up to date of such casualty, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be released and discharged from all further obligations hereunder (except those obligations which expressly survive termination of the Lease term).

16.  CONDEMNATION:
     -------------

     (a) Total Condemnation: If the whole of the Premises shall be taken for a public or quasi-public use or purpose under power of eminent domain, or transferred under threat thereof, the term of this Lease shall terminate and rents shall be apportioned as of the date actual physical possession thereof shall be so taken by the condemning authority.

     (b) Partial Condemnation: If any portion of the Premises shall be taken for a public or quasi-public use or purpose under the power of eminent domain, or transferred under threat thereof, and such partial taking may reasonably be construed to render the remainder of the Premises unsuitable for the business of Tenant, Tenant shall be entitled either to elect to cancel and terminate this lease as of the date actual physical possession of said portion shall be so taken by the condemning authority, or to remain in possession of the remainder of the Premises not so taken; provided, however, that Tenant shall give Landlord written notice of its election within ten (10) days after the date of Landlord's notification to Tenant of the pending partial condemnation, and failing to do so, Tenant shall be deemed to have elected to remain in possession. In the event Tenant shall elect or be deemed to have elected to remain in possession, or if the portion of the Premises so taken shall not be so extensive as may reasonably be construed to render the remainder of the Premises unsuitable for the business of Tenant, then and in either such event, if any portion of the total award is made for a taking of any portion of the Premises, Landlord shall (but only out of and not exceeding such portion of the award received by Landlord for or on account of such taking) repair, reconstruct or restore the remainder of the Premises (including the building which is a part thereof) to its condition as it existed immediately prior to such taking (and tenant shall not be entitled to any damages by reason of any inconvenience or loss sustained by Tenant as a result thereof) and, except as otherwise herein provided, this Lease shall continue in all respects in full force and effect

     (c)  Abatement of Rent:

          (1) If any portion of the Premises shall be taken for a public or quasi-public use or purpose and Tenant shall elect or be deemed to have elected to remain in possession as hereinabove provided, or if the portion of the Premises so taken shall not be so extensive as may reasonably be construed to render the remainder of the Premises unsuitable for the business of Tenant, then, and in either such event, the Base Rent and Additional Rent (hereinafter "rent and other charges") shall be adjusted as follows:

               A. During the period between the date of such actual taking of physical possession and the completion of the repairs, reconstruction or restoration, if any, required by subparagraph 16(b)(1) hereof, Tenant shall be required to pay only such portion of the rent and other charges equal to the portion thereof which the number of square feet of rentable area in the Premises remaining in a tenantable condition during such period bears to the total number of square feet of rentable area in the Premises immediately prior to such taking of physical possession.

               B. Upon completion of said repairs, reconstruction or restoration, if any, and thereafter throughout the remainder of the term of this Lease, the rent and other charges reserved herein shall be equitably reduced in the same proportion which the number of square feet of rentable area in the Premises so taken bears to the total number of square feet of rentable area in the Premises immediately prior to such taking of physical possession.

          (2) No Other Abatement: Except for the abatement in the rent and other charges expressly hereinabove provided for, there shall be no reduction, change or abatement of any rental or other charge payable by or on the part of Tenant to Landlord hereunder, or in the method of computing, accounting for or paying the same; and in no event shall there be any reduction, change or abatement of any rental or other charge whatsoever hereunder until such time as there shall have been an actual taking of physical possession of a portion of the Premises.

     (d) Condemnation of Common Area: If any portion of the Common Area of the Building Complex shall be taken for a public or quasi-public use or purpose under the power of eminent domain, or transferred under threat thereof, and such taking deprives Tenant, its subtenants, licensees, concessionaires, business invitees, customers, suppliers, agents, representatives or employees of reasonable ingress and egress to and from the Building Complex or the Premises, or if such taking reduces the area of the vehicular parking portions of the Common Area by an amount which violates applicable zoning or code requirements, then, and in either such event, Tenant and

          Landlord shall each have the right, within thirty (30) days after the date of transfer of title or possession, whichever occurs first, to cancel and terminate this Lease by giving to the other at least thirty
          (30) days written notice of its election so to do provided, however, that Tenant shall have no such right to cancel or terminate this Lease if Landlord promptly commences. to take steps to restore reasonable means of ingress and egress or (as the case may be) to restore the vehicular parking portions of the Common Area to amounts which comply with applicable zoning and code requirements by substituting therefore other lands within the Building Complex or located within a reasonable proximity thereto, or by constructing multiple level or subterranean parking, or by any or all of such means and thereafter diligently proceeds to complete such restoration. In the event Tenant shall elect to remain in possession, or if this Lease is not otherwise terminated in accordance with the provisions of this subparagraph 16(d), there shall be no reduction or abatement of any rent or other charge whatsoever payable on the part of Tenant to Landlord hereunder, and this Lease shall continue in all respects in full force and effect.

     (e)  Damages Awarded:

          (1) Except as otherwise herein provided, all damages awarded or other sums or awards paid on account of any condemnation or taking (or the threat thereof) under the power of eminent domain of the Premises, the Common Area, or any portion or portions of the Building Complex, shall belong to and shall be the sole property of Landlord; whether such damages or other sums are awarded as compensation for loss or diminution in value of the Tenant's leasehold interest in the Premises, or for the fee (or Landlord's leasehold estate) of the Premises, or as severance damages, or otherwise, and Tenant hereby assigns to Landlord any interest which it might otherwise have in any such award.

          (2) Tenant in no event shall have any claim whatsoever against Landlord for loss; or diminution of value of the Tenant's leasehold interest or for the value of any unexpired term of this Lease and Tenant hereby expressly waives any such right or claim; provided, however, that Tenant shall be entitled to receive any award or portion thereof made for the taking of any of Tenant's Property (described in subparagraph 10(b)) under the power of eminent domain, and for damages thereto caused thereby, for any cost to which Tenant might be put in relocating Tenant's Property, and for interruption of, or damage to Tenants business.

     (f) Effect of Termination: In the event this Lease is canceled or terminated pursuant to any of the provisions of this Paragraph 16, the effective date of such cancellation or termination shall be the date upon which actual physical possession shall be taken by the condemnor, or the date upon which Tenant ceases doing business in, upon or from the Premises, whichever last occurs. All rent and other charges payable on the part of Tenant to Landlord hereunder shall be paid through the effective date of such cancellation or termination. After such payment, and as of the effective date of such cancellation or termination, the parties shall thereupon be released from all further liability hereunder, except that Landlord shall make an equitable refund to Tenant of any unearned, unused or unappropriated advance rental or security deposit theretofore paid by Tenant to Landlord hereunder.

     (g) Voluntary Transfer: A voluntary transfer of all or part of the Premises or of the Common Area or other portion of the Building Complex by Landlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this Paragraph 16.

     (h) Temporary Condemnation: If the whole or any part of the Premises, Common Area, vehicular parking areas or other portion of the Building Complex, or any interests or rights of use therein are taken for a public or quasi-public use or purpose or under or in connection with the threat thereof, for a limited period of time ("Temporary Taking"), this Lease shall continue in all respects, in full force and effect and there shall be no reduction, charge or abatement of any rent and other charges payable by Tenant, or in the method of computing, accounting for or paying the same. Tenant shall be entitled to claim and recover directly from the condemning authority any compensation and damages payable on account thereof, to the extent of and as applicable to any such Temporary Taking which deprives Tenant of its rights hereunder; provided, however, that if the Temporary Taking is for a period extending beyond the Primary Lease Term, or the then current renewal term of this Lease, such award shall be apportioned between Landlord and Tenant as of the termination date of said term.

17.  ASSIGNMENT AND SUBLETTING:
     -------------------------

     (a) Tenant shall not permit any part of the Premises to be used or occupied by any persons other than Tenant and its employees, nor shall Tenant permit any part of the Premises to be used or occupied by any licensee or concessionaire or permit any persons other than Tenant, its employees and invitees, to be upon the Premises. Tenant shall not voluntarily, by operation of law, or otherwise, assign, transfer or encumber this Lease or any interest herein nor sublet or part with possession of all or any part of the Premises (any and all of which shall hereinafter be referred to as a "Transfer') without Landlord's prior written consent, such consent not to be unreasonably withheld. Any Transfer without the prior written consent of Landlord shall constitute a default hereunder, shall be void and shall confer no rights upon any third party, notwithstanding Landlord's acceptance of rent payments from any purported transferee. Landlord's consent to any requested assignment of this Lease or subletting of all or any part of the Premises shall be subject to the following conditions:

          (1) such consent and resulting subletting or assignment shall not relieve Tenant of its primary obligations hereunder, including the obligation for payment of all rents due hereunder;

          (2) Landlord, at its option and from time to time, may collect the rent from the subtenant or assignee, and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed an acceptance by Landlord of the subtenant or assignee as the tenant hereof, or a release of Tenant from further performance of covenants on the part of Tenant herein contained;

          (3) any such subtenant or assignee shall be a company or other entity of good repute, engaged in a business or profession compatible with and in keeping with the then standards of the Building, financially capable of performing its obligations with respect to the Premises and have a net worth and financial strength equal to or greater than Tenant,

          (4) such subtenant or assignee shall assume and agree to perform all of Tenant's obligations under this Lease insofar as they pertain to the space so sublet or assigned; and

          (5) Tenant is not in default of any term or condition of this Lease at the time it requests Landlord's consent.

     (b) In the event of any Transfer of this Lease or all or any part of the Premises by Tenant, Landlord in addition to any rights contained herein, shall have the option, at its discretion, to collect and receive all net sums and other consideration due to Tenant from such sublessee or assignee over the Base Rent due hereunder.

     (c) The sale or other transfer, in one or more transactions of all or a majority of the stock of Tenant, if Tenant is a corporation, or the sale of all or a majority of the ownership interest in Tenant, if Tenant is a partnership, or the sale of all or substantially all of the assets of Tenant shall constitute a Transfer for purposes of this Lease.

     (d) At the time of making a request for Landlord's consent to a Transfer and not less than thirty (30) days prior to the proposed effective date thereof, Tenant shall provide to Landlord such information as Landlord, its accountants and attorneys, shall reasonably require with respect to such proposed Transfer, including but not limited to name and address of the proposed transferee, description of business operations, financial information and certificate of corporate authority and good standing or partnership certificate, as applicable. SEE ADDENDUM PARAGRAPH 4
                      ------------------------

     (e) Consent of Landlord to a Transfer shall not relieve Tenant from seeking consent to any subsequent Transfers.

     (f) Subletting or assignments by subtenants or assignees shall not be permitted under any circumstances, nor shall Tenant be permitted to assign this Lease or sublet all or any part of the Premises during any period of time that all or any portion of the Base Rent is abated. Further, no option to renew or extend the term of this Lease or to lease additional space, if any, shall be exercisable by any subtenant or assignor.

     (g) All subleases or assignments shall be in writing and a copy thereof provided to Landlord within ten (10) days of its effective date. All subleases shall further contain an express provision that in the event of any default by Tenant under this Lease and upon notice thereof to the subtenant from Landlord, all rentals payable by the subtenant shall be paid directly to Landlord, for the Tenants account, until subsequent notice from Landlord that such default has been cured. Notwithstanding the foregoing, receipt by Landlord of rent directly from the subtenant shall not be considered a waiver of the default on the part of Tenant, nor an acceptance of such subtenant.

18.  ESTOPPEL CERTIFICATE:   Tenant further agrees at any time and from time to
     --------------------
time on or before TEN (10) (6) days after written request by Landlord, to execute, acknowledge and deliver to Landlord an estoppel certificate certifying (to the extent it believes the same to be true) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid, if any, the amount of any security deposit, the Commencement Date and Termination Date of the term, whether or not Tenant has any options to extend the term or expand the Premises, that Tenant claims no present charge, lien, claim or offset against rent, the rent is not prepaid for more than one month in advance and such other matters as may be reasonably required by Landlord, Landlord's. mortgagee, or any potential purchaser of the Building, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein, or a current or future holder of any mortgage or deed of trust encumbering any portion of the Building Complex. Tenant's failure to deliver such statement within such time shall be a default under this Lease.

19.  DEFAULT:
     --------

     (a) The following events (herein referred to as an "event of default") shall constitute a default by Tenant hereunder

          (1)  Tenant shall fail to pay WITHIN FIVE (5) DAYS AFTER NOTICE FROM
                                        --------------------------------------
               LANDLORD any installment of Base Rent, Additional Rent or any
               --------
               other amounts payable hereunder, PROVIDED THAT LANDLORD NEED NOT
                                                -------------------------------
               PROVIDE TENANT WITH WRITTEN NOTICE OF FAILURE MORE THAN TWICE
               -------------------------------------------------------------
               DURING THE TERM OF THE LEASE.
               ----------------------------

          (2) This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party in violation of the provisions of this Lease, except as permitted herein;

          (3) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within thirty
               (30) days after the levy thereof;

     (4) Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors;

     (5) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant shall be instituted against Tenant, or a receiver or trustee shall be appointed of all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within thirty (30) days after such institution or appointment;

     (6)  Tenant shall fail to take possession of the Premises within thirty
          (30) days of the Commencement Date;

     (7)  SHOULD Tenant abandon the Premises for ten (10) consecutive days;
          ------

     (8) Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed (other than the obligation to pay rent or any other charges payable hereunder), and such nonperformance shall continue for a period of fifteen (15) days after notice thereof by Landlord to Tenant; provided, however, that if Tenant cannot reasonably cure such nonperformance within fifteen (15) days, Tenant shall not be in default if it commences cure within said fifteen (15) days and diligently pursues the same to completion, with completion occurring in all instances within sixty (60) days;

     (9) Tenant shall, for reasons other than those specifically permitted in this Lease, cease to conduct continually its normal business operations in the Premises, or fail to, from the Commencement Date throughout the term of this Lease and any renewals hereof, operate its normal business activities as an active and ongoing entity consistent with generally accepted standards in the industry;

     (10) Tenant shall fail to obtain a release of any mechanic's lien, as required under Paragraph 12 hereof, or fail to timely provide an estoppel certificate as required under Paragraph 18 hereof;

     (11) A guarantor of this Lease, if any, or a general partner of Tenant (if Tenant is a general or limited partnership), becomes a debtor under any state or federal bankruptcy proceedings, or becomes subject to receivership or trusteeship proceedings, whether voluntary or involuntary except in the case of a guarantor, Tenant shall not be in default It if a substitute guarantor, with acceptable creditworthiness and financial abilities in light of the responsibilities of Tenant hereunder, and otherwise acceptable to Landlord, is provided to Landlord within fifteen (15) days; and

     (12) All or any part of the personal property of Tenant is seized, subject to levy or attachment, or similarly repossessed or removed from the Premises.

(b) Upon the occurrence of an event of default, and in addition to any other remedies now or hereafter available to Landlord at law or in equity, Landlord shall have the right, at its election, then or at any time thereafter and while any such event of default shall continue, either;

     (1) To give Tenant written notice of Landlord's intention to terminate this Lease on the date such notice is given or on any later date specified therein, where-upon, on the date specified in such notice, tenant's right to possession of the premises shall cease and this lease shall thereupon be terminated without prejudice to Landlord's rights as described below; or

     (2) To re-enter and take possession of the Premises or any part thereof and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or breach of covenants or conditions. Should Landlord elect to re-enter the Premises pursuant to the provisions hereof, legal proceedings or any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon such reletting. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event, this Lease will terminate as specified in said notice.

(c) In the event that Landlord elects to terminate this Lease as permitted in Paragraph 19(b)(1) hereof, or elects to take possession as provided in Paragraph 19(b)(2), Tenant shall pay to Landlord (i) the Base Rent, Additional Rent and other sums as herein provided, which would be payable hereunder if such termination or repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses in connection with such reletting, including but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such reletting. Tenant shall pay such rents and other sums to Landlord monthly on the days on which the Base Rent would have been payable hereunder if such termination or repossession had not occurred.

(d) In the event this Lease is terminated, then, as an alternative to the rights provided in paragraph 19(c) hereof, and at Landlord's option, Landlord shall be entitled to recover against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the aggregate of the Base Rent, Additional Rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the term, over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present worth at the rate of eight percent (8%) per annum.

(e) Suit or suits for the recovery of the amounts and damages set forth above may be brought by Landlord, from time to time, at Landlord's election and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be.

(f) After an event of default by Tenant, Landlord may sue for or otherwise collect all rents, issues and profits payable under all subleases on the Premises, including those past due and unpaid.

     (g) After an event of default by Tenant, Landlord may without terminating this Lease, enter upon the Premises without being liable for any claim for damages and without being deemed guilty of any manner of trespass and without prejudice to any other remedies, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with the Tenant's obligations under this Lease. Further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this subparagraph.

     (h) No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     (i) Nothing contained in this Paragraph shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent referred to in any of the preceding provisions of this Paragraph.

     (j) Any rents or other amounts owing to Landlord hereunder which are not paid within five (5) days of the date they are due, shall bear interest from the due date at the rate of eighteen percent (18%) per annum ("Interest Rate") until paid. Similarly, any amounts paid by Landlord to cure any default of Tenant or to perform any obligation of Tenant, shall, if not repaid by the Tenant within five (5) days of demand by Landlord, thereafter bear interest from the date paid by Landlord at the Interest Rate until paid. In addition to the foregoing, Tenant shall pay to Landlord whenever any Base Rent, Additional Rent or any other sums due hereunder remain unpaid more than five (5) days after the due date thereof, an administrative charge to compensate Landlord for the costs and expenses associated with handling a delinquent account equal to ten percent (10%) of the amount due. Further, in the event of default by Tenant, in addition to all other rights and remedies, Landlord shall be entitled to receive from Tenant all sums in the nature of a rental abatement, the payment of which may previously have been waived or abated by Landlord, and the unamortized portion of any tenant finish allowance, moving allowance or brokerage commission paid by Landlord, together with interest thereon from the date or dates such amounts were paid by Landlord, or would have been due from Tenant but for the abatement, at the Interest Rate, until paid; it being understood and agreed that such payment or abatement was made on the condition and basis that Tenant fully perform all obligations and covenants under the Lease for the entire term.

     (k) Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive or declaratory relief and specific performance. The exercise or commencement of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or subsequent exercise by landlord of any or all other rights or remedies provided for in this lease, or now or hereafter existing at law or in equity or by statute or other-wise. All costs incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including by way of example, but not limitation, reasonable attorneys' fees from the date any such matter is turned over to an attorney, shall also be recoverable by Landlord from Tenant. Landlord and Tenant agree that any action or proceeding arising out of this Lease shall be heard by a court sitting without a jury and thus hereby waive all rights to a trial by jury.

22.  COMPLETION OF PREMISES:
     -----------------------

     (a) Landlord has agreed to make certain improvements to the Premises as more full), set forth in a work letter (the "Work Letter") attached hereto and incorporated herein as Exhibit D. Other than as set forth in the Work Letter, Landlord shall have no obligation for any improvements to the Premises, and Tenant shall accept the Premises in its "as is" condition on the Commencement Date ABSENT PUNCH LIST ITEMS AND LATENT DEFECTS. Landlord shall not have any obligation for the repair or replacement of any portions of the interior of the Premises, including but not limited to carpeting, draperies, window coverings, wallcoverings or painting, which are damaged or wear out during the term hereof, regardless of the cause therefor, except as may otherwise be specifically set forth in this Lease. If the Premises are not Ready for Occupancy (as hereafter defined) on the Commencement Date, unless such delay is caused by Tenant, its agents or employees, the rental obligations hereunder shall not commence until the Premises are Ready for Occupancy, whereupon, this Lease and all covenants, conditions and terms hereof shall be in full force and effect; and the Termination Date hereof shall be postponed as set forth in paragraph 2(b). The postponement of the rent and term herein provided for such period shall be in full settlement for all claims which Tenant might have by reason of the Premises not being Ready for Occupancy on the Commencement Date. If Tenant wishes to take possession of all or any part of the Premises prior to the date the Premises are Ready for Occupancy, it must first secure the prior written consent of Landlord and such occupancy shall in no way hinder, delay or interfere with Landlord's work in completion of the Premises, and in such event, all terms and provisions of this Lease, including the obligation to pay rent at a rate equal to the monthly rate provided in Paragraph 3 (prorated accordingly) shall apply. "Ready for Occupancy" as that term is used herein shall mean the date when all major construction aspects of the Premises and any remodeling work to be performed by Landlord to the extent agreed to in the Work Letter are completed although minor items are not completed (including but not limited to, touch-up plastering or repainting which does not unreasonably interfere with Tenant's ability to carry on its business in the Premises). The certificate of the architect (or other representative of Landlord) in charge of supervising the completion or remodeling of the Premises shall control conclusively the date upon which the Premises are Ready for Occupancy. If Landlord is delayed in delivering the Premises to Tenant because the same are not Ready for Occupancy or due to the failure of a prior occupant to vacate the same, then the rent and term shall be postponed as hereinabove set forth, and such postponement shall be in full settlement of all claims which Tenant may otherwise have by reason of the delay of delivery.

(b) Landlord, at its sole option, may allow Tenant to enter into the Premises for the purpose of installing furniture, fixtures and equipment, subject to the terms of the Work Letter prior to the Commencement Date at its sole risk and with no obligation to pay rent provided that such entry and work do not unreasonably interfere in any way with the performance of Landlord's work or other workers in and about the Building. At any time during such period of early entry, if Landlord notifies Tenant that Tenant's entry or work is interfering with or delaying the performance of work to be performed by Landlord or other workers in and about the Building, or causing any disruption whatsoever, Tenant shall forthwith discontinue any further work and shall vacate the Premises, and shall cause its workmen or contractors to remove therefrom, any equipment, materials or installations which are the subject of Landlord's notice.

23.  REMOVAL OF TENANT'S PROPERTY: All movable furniture and personal effects of
     ----------------------------
     Tenant not removed AT THE END OF THE LEASE TERM, abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Laridlord without notice to Tenant and without obligation to account therefor, and Tenant shall reimburse Landlord for all expenses incurred in connection with the disposition of such property.

24.  HOLDING OVER:   Tenant shall vacate the Premises upon the expiration or
     ------------
     earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages and liability which Landlord incurs from Tenant's delay in vacating the Premises, including without limitatior, claims by and liability to any succeeding tenant founded on such delay and any attorneys'fees and costs. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and holds over without Landlord's consent, Tenant shall be deemed a holdover tenant at will. During such holdover period, Tenant shall be liable for all damages incurred by Landlord as a result of Tenant's withholding of the Premises. Should Tenant holdover after the expiration or earlier termination of this Lease with Landlord's consent, Tenant shall become a tenant from month to month, subject to all of the terms of this Lease as may be applicable to such month to month tenancy, except that Tenant shall pay monthly rent equal to two hundred percent (200%) of the last monthly rental rate plus all other monetary charges as provided herein. Such tenancy shall continue until terminated by Landlord, as provided by law, or until Tenant shall have given to Landlord at least thirty (30) days written notice prior to the last day of the calendar month intended as the date of termination of such month to month tenancy.

25.  PARKING AND COMMON AREAS:
     ------------------------

     (a)  Tenant shall have the right to use FIVE (5) assigned parking spaces
                                             --------
          (the "Assigned Spaces") located in the parking structure comprising a part of the Building Complex (the "Garage") on the terms and conditions contained herein. Tenant shall have the right to use SIX
                                                                          ---
          (6) unassigned parking spaces (the "Unassigned Spaces") located in
          ---
          a surface parking area constructed on the real property (the "Surface Lot") on the terms and conditions contained herein The rights of Tenant to the Assigned and Unassigned Spaces as granted by Landlord shall collectively be referred to as the "Parking Privileges."

     (b) There shall be no charge for the Unassigned Spaces. Tenant shall pay to Landlord as a parking fee for the Assigned Spaces an amount (the "Fee") equal to the result obtained by multiplying the monthly charge per assigned parking space established by Landlord from time to time for assigned parking privileges in the Garage times the number of assigned parking spaces included in the Assigned Spaces. The initial monthly charge per assigned parking space is $45.00 FOR COMPACT AND
                                                       ----------------------
          FOR MID-SIZE AND $60.00 FOR FULL SIZE and Landlord shall be entitled
          -------------------------------------
          to increase or decrease such charge from time to time upon at least one month's written notice of the increase or decrease to Tenant, provided, however, that any such increase shall not exceed the highest amount charged for comparable covered parking spaces in the office park area generally referred to as the Denver Technological Center. The Fee shall be paid on the first day of the Term of this Lease and on the first day of each succeeding calendar month during the Term of this Lease. All payments of the Fee shall be made in advance, without notice or set off, at the address of Landlord set forth in this Lease, or at such place as Landlord from time to time designates in writing. If the Term of this lease shall begin on a day other than the first day of a calendar month or end on a day other than the last day of a calendar month, the Fee for the fractional month at the beginning or end of the Term of this Lease shall be prorated on a daily basis and shall be paid on the date of the beginning of the Term of this Lease or in advance on the first day of the last month of the Term of this Lease, as the case may be.

(c) The Parking Privileges shall commence on the same day as the Term of this Lease and shall continue in full force and effect for the Term of this Lease unless sooner terminated or extended pursuant to the provisions of this Lease. The Parking Privileges shall automatically terminate upon the expiration or earlier termination of the Term of this Lease.

(d) (1) Tenant shall use the Assigned and Unassigned Spaces only for automobile parking. Landlord shall have the right at any time to change the arrangement or location of, or both, or to regulate the use of, the Assigned and Unassigned Spaces or the Garage or Surface Lot without incurring any liability to Tenant or entitling Tenant to any abatement of the Fee. Among other things, Landlord shall be entitled to assign designated areas for use by particular persons or groups of persons and Tenant shall refrain from parking in such spaces. Tenant acknowledges that the Unassigned Spaces will not be designated for use by Tenant and that Tenant will use the Unassigned Spaces in the Garage and Surface Lot in common with all persons to whom or which Landlord grants the right to use the Assigned Spaces in the Garage and Surface Lot.

     (2) The use of the Assigned and Unassigned Spaces is subject to the following rules:

          A. Tenant shall designate use of the Assigned and Unassigned Spaces to specific individuals employed by Tenant ("Designated Users"), but Tenant shall remain responsible for all obligations to pay rent or to otherwise perform hereunder. Tenant agrees to provide Landlord from time to time with a listing of all vehicles of Designated Users, including names, vehicle models and colors and license plate numbers, and Tenant shall provide Landlord with a revised listing promptly after any change to the listing. Tenant shall see that all of Tenants Designated Users are supplied with parking decals provided by Landlord, which decals shall at all times be displayed prominently on the vehicles of Designated Users. Tenant shall be responsible for enforcing compliance with all terms contained herein by Designated Users of the Assigned and Unassigned Spaces. Landlord shall have the right to directly ban any Designated User from the Assigned and Unassigned Spaces for violation of the Parking Privileges.

          B. Tenant and Designated Users of the Assigned and Unassigned Space shall approach and leave the parking facilities with due care for pedestrians, other moving or parked vehicles, and the doors, fences and other improvements in the Garage and on the Surface Lot.

          C. Tenant and Designated Users of the Assigned and Unassigned Spaces shall park only in designated spaces and not in ramps, corridors or approaches to the Garage or the Surface Lot.

          D. Tenant and Designated Users of the Assigned and Unassigned Spaces shall observe the special hours of opening, closing and non-use of the Garage and the Surface Lot when closings are necessitated for repairs, cleanings, and rehabilitations.

               E. Tenant shall not be permitted to assign the Parking Privileges of any interest or permit the Assigned and Unassigned Spaces or any part thereof to be used by others without the prior written consent of Landlord, which consent may be withheld by Landlord in its absolute discretion; except that, if the proposed assignee or user is a permitted assignee, sublessee or occupant under the terms of this Lease, Landlord's consent shall not be required. Tenant shall remain primarily liable for the performance of the obligations of the Tenant hereunder notwithstanding any assignment or occupancy arrangement permitted or consented to under the provisions of this Section.

     (e) If the Parking Privileges are terminated, Tenant shall remain liable to Landlord for all Fees and other sums accrued and unpaid hereunder to the date of termination of the Parking Privileges.

     (f) If Tenant shall default in making payment of any Fee or other sums due hereunder, Landlord may charge Tenant and Tenant shall pay upon demand interest thereon at the Default Rate specified in Section 19 (j) of this Lease.

26.  SURRENDER AND NOTICE: Upon the expiration or earlier termination of this
     --------------------
     Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove all of its movable furniture and other effects and such alterations, additions and improvements as Landlord shall require Tenant to remove pursuant to Paragraph 10 hereof. In the event Tenant fails to so vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs and damages, including but not limited to any amounts required to be paid to third parties who were to have occupied the Premises, incurred by Landlord as a result of such failure, plus interest thereon at the Interest Rate, from the date Landlord incurs such costs and damages, on all amounts not paid by Tenant within five (5) days of demand, until paid in full.

27.  ACCEPTANCE OF PREMISES BY TENANT: Taking possession of the Premises by
     --------------------------------
     Tenant shall be conclusive evidence as against Tenant that the Premises were in the condition agreed upon between Landlord and Tenant ABSENT ANY LATENT DEFECTS and acknowledgement of satisfactory completion of the work which Landlord agreed in the Work Letter to perform, except for any "punch list" items set forth in writing from Tenant to Landlord within ten (10) days after the Commencement Date. Without limiting the foregoing, Tenant specifically acknowledges that it shall take possession of the Premises despite the existence of various start-up inconveniences (if any) that may be associated with the use of the Building's appurtenances, such as certain construction obstacles, including scaffolding, delays in use of freight elevator service, certain elevators not being available to Tenant, the passage of work crews using elevators, uneven air conditioning services and other conditions incident to construction in office buildings. Tenant also acknowledges that from time to time Landlord may perform construction and improvement work in other portions of the Building Complex and that such work may cause intermittent noise, vibrations or other temporary inconveniences; provided, however, Landlord will take all steps reasonably necessary and feasible to minimize such inconveniences to Tenant

28.  SUBORDINATION AND ATTORNMENT:
     ----------------------------
     (a) This Lease, and all rights of Tenant here-under, are and shall be subject and subordinate in all respects to all present and future ground leases, overriding leases and underlying leases and/or grants of term of the real property and/or the Building or the Building Complex now or hereafter existing and to all deeds of trust, mortgages and building loan agreements, including leasehold mortgages and building loan agreements, which may now or here-after affect the Building or the Building Complex or any of such leases, whether or not such deeds of trust or mortgages shall also cover other lands or buildings, to each and every advance made or hereafter to be made under such deeds of trust or mortgages, and to all renewals, modifications, replacements and extension of such leases, deeds of trust and mortgages. The provisions of this Paragraph shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such subordination, Tenant shall promptly execute and deliver to Landlord (or such other party so designated by Landlord) at Tenant's own cost and expense, within live
          (5) days after
          request from Landlord an instrument, in recordable form if required, that Landlord, the lessor of any such lease or the holder of any such deed of trust or mortgage or any of their respective successors in interest or assigns may request evidencing such subordination. Failure by Tenant to comply with the requirements of this Paragraph shall be a default hereunder. Notwithstanding the foregoing, in the event that Tenant does not execute such documents as may be required to confirm the subordination set forth in this Paragraph, Tenant hereby grants to Landlord a power of attorney coupled with an interest to act as Tenant's attorney in fact for the purposes of executing whatever documents are necessary to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Paragraph are hereinafter sometimes called "superior leases" and the deeds of trust or mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior deeds of trust" or "superior mortgages". The lessor of a superior lease or the beneficiary of a superior deed of trust or superior mortgage or their successors in interest or assigns are hereinafter sometimes collectively referred to as a "superior party". Notwithstanding the foregoing, upon Tenant's request, Landlord agrees to request such superior party grant to Tenant a non-disturbance agreement in the form then being used by such superior party for such purposes, providing that Tenant, notwithstanding a default by Landlord, shall be entitled to remain in possession of the Premises in accordance with the terms of this Lease for so long as Tenant shall not be in default of any term, condition or covenant of this Lease. Further, Tenant shall attorn to such superior party.

     (b) If, in connection with the procurement, continuation or renewal of any financing for which the Building or the Building Complex or of which the interest of the lessee therein under a superior lease represents collateral in whole or in part, a lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto provided that such modifications do not increase the obligations of Tenant under this Lease or adversely affect any rights of Tenant or decrease the obligations of Landlord under this Lease.

29.  PAYMENTS AFTER TERMINATION: No payments of money by Tenant to Landlord
     --------------------------
     after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice of the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease or otherwise exercise its rights, and remedies hereunder. The payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.

30.  AUTHORITIES FOR ACTION AND NOTICE:
     ----------------------------------

     (a) Except as otherwise provided herein, Landlord may, for any matter pertaining to this Lease, act by and through its Building manager or any other person designated in writing from time to time.

     (b) All notices or demands required or permitted to be given to Landlord hereunder shall be in writing, and shall be served by hand delivery or by deposit in the United States mail, with proper postage prepaid, certified or registered, return receipt requested, addressed as follows:

          LOEB PARTNERS REALTY & DEVELOPMENT CORP. AS AGENT FOR HANOVER
            RESOURCES INC.
          8400 EAST PRENTICE AVENUE, SUITE 1201
          ENGLEWOOD, COLORADO 80111

          With a copy to:
          LOEB PARTNERS REALTY & DEVELOPMENT CORP.
          521 FIFTH AVENUE, SUITE 2300
          NEW YORK, NEW YORK 10175

          All notices or demands required or permitted to be given to Tenant hereunder shall be in writing and shall be served by hand delivery or by deposit in the United States Mail, with proper postage prepaid, certified or registered, return receipt requested, addressed to Tenant at the Premises,

        With a copy to:

        N/A
        -------------------------------
        -------------------------------
        -------------------------------

        Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be provided. All notices or demands shall be deemed served on the day of delivery if hand delivered, or three (3) days after deposit in the U.S. Mail, if sent by registered or certified mail. The foregoing shall in no event prohibit notice from being given as provided by the federal or state Rules of Civil Procedure, as the same may be amended from time to time.

31.  LIABILITY OF LANDLORD: Landlord's liability under this Lease shall be
     ---------------------
     limited to Landlord's estate and interest in the Building (or to the proceeds thereof) and no other property or other assets of Landlord or its partners (if Landlord is a partnership), agents, employees, legal representatives, successors or assigns, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises. Nothing contained in this Paragraph shall be construed to permit Tenant to offset against rents due a successor landlord, a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior landlord, except as otherwise specifically set forth herein.

32.  BROKERAGE: Tenant represents and warrants that it has dealt only with
     ---------
     TRAMMELL CROW COMPANY AS AGENT FOR LANDLORD AND THE KAY COMPANIES AS AGENT
     --------------------------------------------------------------------------
     FOR TENANT (the "Broker") in the negotiation of this Lease. Landlord shall
     ----------
     make payment of the brokerage fee due to the Broker pursuant to and in accordance with Landlord's separate agreement with the Broker. Tenant hereby agrees to indemnify and hold the Landlord harmless of and from any and all loss, costs, damages or expenses (including, without limitation, all attorneys' fees and disbursements) by reason of any claim of or liability to any other broker or person claiming through Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease. Additionally, Tenant acknowledges and agrees that Landlord shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease. In the event any claim shall be made against Landlord by any other broker who shall claim to have negotiated this Lease on behalf of Tenant or to have introduced Tenant to the Building or to Landlord, Tenant shall be liable for payment of all reasonable attorneys' fees, costs and expenses incurred by Landlord in defending against the same, and in the event such broker or other person shall be successful in any such action, Tenant shall, in addition, make payment to such Broker.

33.  TAXES:
     -----

     (a) Tenant shall be liable for and shall pay at least ten (10) days before delinquency and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability in connection with, all taxes levied against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances placed by or on behalf of Tenant in or about or utilized by Tenant in, upon or in connection with the Premises ("Equipment Taxes"). If any Equipment Taxes are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such personal property, fixtures, machinery, equipment, apparatus, systems or appurtenances of Tenant, and if Landlord, after written notice to Tenant, pays the Equipment Taxes or taxes based upon such an increased assessment (which Landlord shall have the right to do regardless of the validity of such levy, but under proper protest if requested by Tenant prior to such payment and if payment under protest is permissible), Tenant shall pay to Landlord upon demand, as Additional Rent hereunder, the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment; provided, however, that in any such event, Tenant shall have the right, on behalf of Landlord and with Landlord's full cooperation, but at no cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such tax so paid under protest, and any amount so recovered shall belong to Tenant (provided Tenant has previously paid such amount to Landlord). Notwithstanding the foregoing to the contrary, Tenant shall cooperate with Landlord to the extent reasonably necessary to cause the fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of which the Premises form a part, and Landlord shall use reasonable efforts to treat all other Tenants on the same basis.

     (b) Tenant shall pay to Landlord, as Additional Rent, any excise, sales, privilege or other tax, assessment or other charge (other than income or franchise taxes) imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of this Lease, the rent or other payments made by Tenant hereunder, any other benefit received by Landlord hereunder, Landlord's business as a lessor hereunder, or other in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.


35.  RIGHTS RESERVED TO LANDLORD:
     ---------------------------

     (a) All portions of the Building are reserved to Landlord except the Premises and the inside surfaces of all walls, windows and doors bounding in the Premises, but including exterior building walls, core corridor walls and doors and any core corridor entrance. Landlord also reserves any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right to access thereto through the Premises for the purposes of operation, maintenance and repair.

     (b) Landlord shall have the following rights without liability to Tenant for damage or injury to property, person or business (all claims for damage being hereby waived and released), and without effecting an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoffs or abatement of rent:

          (1)  To enter the Premises as more fully provided in this Lease.

          (2) To install and maintain signs on the exterior and interior of the Building, except within the Premises, provided the signs do not block either completely or partially the exterior windows of the Premises.

          (3)  To have pass keys to the Premises.

          (4) To have access to all mail chutes according to the rules of the United States Postal Service.

          (5) To do or permit to be done any work in or about the exterior of the Building or any adjacent or nearby building, land, street or alley.

     (6) To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by this Lease.

36.  FORCE MAJEURE CLAUSE: Wherever there is provided in this Lease a time
     --------------------
     limitation for performance by Landlord of any obligation, including but not limited to obligations related to construction, repair, maintenance or service, the time provided for shall be extended for as long as and to the extent that delay in compliance with such limitation is due to accident, unavailability of employees, strikes, lockouts, riots, an act of God, governmental control or other factors beyond the reasonable control of Landlord.

37.  SIGNAGE:
     --------

     (a) No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord, but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. A directory in a conspicuous place, with the names of Tenant, not to exceed names, shall be provided by Landlord on a one time basis. Any necessary revision to such directory shall be made by Landlord, at Tenant's expense, within a reasonable time, after written notice from Tenant of the change making the revision necessary. Landlord shall have the right to remove all non-permitted signs without notice to Tenant and at the expense of Tenant.

     (b) Tenant shall only be permitted to install building standard signs and logos, subject to Landlord's prior written consent and criteria as to size, design, materials and location.

38.  ATTORNEYS' FEES: In the event of any dispute hereunder, or any default in
     ---------------
     the performance of any term or condition of this Lease, the prevailing party shall be entitled to recover all costs and expenses associated therewith, including reasonable attorneys' fees.

39.  HAZARDOUS MATERIALS:
     -------------------

     (a) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors, licensees or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises or Building Complex, or any part thereof, or if contamination of the Premises or Building Complex by Hazardous Material otherwise occurs for which Tenant is legally liable, then Tenant shall indemnify, defend and hold Landlord, its agents, employees, legal representatives, successors and assigns, harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises and Building Complex, damages for the loss or restriction on use of any rentable or usable space or of any amenity of the Premises or Building Complex, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in or about the Building Complex or the soil or ground water on or under the Building Complex. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Building Complex caused or permitted by Tenant results in any contamination of any portion thereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Building Complex to the condition existing prior to the introduction of any such Hazardous Material, subject to obtaining Landlord's prior written consent to the actions to be taken by Tenant. Landlord may properly require its consent to the selection of the contractors and other experts involved in the inspection, testing and removal or abatement activities, the scope of activities to be performed, the manner arid method for performance of such activities, and such other matters as may be required or requested by Landlord for the safety of and continued use of the Building Complex and all occupants thereof. Tenant agrees that it, and not Landlord, is responsible for the use of the Premises 1br purposes of all notification and reporting requirements under all Hazardous Material(s) laws, and agrees to comply in all respects with the same. The obligations and liabilities of Tenant herein shall survive expiration or termination of this Lease.

     (b) "Hazardous Material", as used in this Lease, shall be construed in its broadest sense and shall include asbestos, other asbestotic material (which is currently or may be designated in the future as a Hazardous Material), any petroleum base products, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products (excluding commercially used cleaning materials in ordinary quantities) and any substance or material if defined or designated as a hazardous or toxic substance, or other similar term, by any federal, state or local law, statute, regulation, or ordinance affecting the Building Complex or Premises presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time.

40.  BANKRUPTCY OR INSOLVENCY: If the Tenant becomes a debtor under Chapter 7 of
     ------------------------
     the United States Bankruptcy Code, or in the event that a petition for reorganization or adjustment of debts is filed concerning the Tenant under Chapter 11 or Chapter 13 of the Bankruptcy Code, or a proceeding filed under Chapter 7 is transferred to Chapter 11 or 13, the Trustee or the Tenant, as Debtor-in-Possession, shall be deemed to have rejected this Lease. No election by the Trustee or Debtor-in-Possession to assume this Lease shall be effective unless each of the following conditions, which Landlord and Tenant hereby acknowledge to be commercially reasonable in the context of a bankruptcy proceeding, has been satisfied, and the Landlord has so acknowledged in writing:

     (a) The Trustee or Debtor-in-Possession has cured, or has provided the Landlord "adequate assurance" (as hereinafter defined) that from the date of such assumption, the Trustee or Debtor-In-Possession will promptly cure all monetary and non-monetary defaults under this Lease.

     (b) The Trustee or Debtor-in-Possession has compensated, or has provided to the Landlord adequate assurance that within ten (10) days of the date of assumption, the Landlord will be compensated, for any pecuniary loss incurred by the Landlord arising from default of the Tenant, the Trustee or the Debtor-in-Possession as recited in the Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-in-Possession.

     (c) The Trustee or Debtor-in-Possession has provided the Landlord with adequate assurance of future performance of each of the Tenant's, the Trustee's, or Debtor-in-Possession's obligations under this Lease; provided, however, that

          (1) The Trustee or Debtor-in-Possession shall also deposit with the Landlord, as security for the timely payment of rent and other sums due hereunder, an amount equal to three months Base Rent, Additional Rent and other monetary charges accruing under this Lease; and

          (2) The obligations imposed upon the Trustee or Debtor-in-Possession shall continue with respect to the Tenant or any assignee of this Lease after the completion of the bankruptcy proceedings.

     (d) For purposes of this Paragraph, Landlord and Tenant acknowledge that, in the context of the bankruptcy proceeding of the Tenant, at a minimum, "adequate assurance" shall mean:

          (1) The Trustee or Debtor-in-Possession will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure the Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill all of the obligations of Tenant under this Lease; or

          (2) The Bankruptcy Court shall have entered an order segregating sufficient cash payable to the Landlord, and the Trustee or Debtor-in-Possession shall have granted to the Landlord a valid and perfected first lien and security interest or mortgage in property of the Tenant, the Trustee or Debtor-in-Possession, acceptable as to value and kind to the Landlord, in order to secure to the Landlord the obligation of the Tenant, Trustee or Debtor-in-Possession to cure the monetary or non-monetary defaults under the Lease within the time period set forth above.

     (e) The following conditions shall apply to any assignment of this Lease in Bankruptcy Proceedings:

          (1) If the Trustee or Debtor-in-Possession has assumed this Lease and elects to assign the Lease to any other person, such interest or estate of Tenant in this Lease may be so assigned only if the Landlord has acknowledged in writing that the intended assignee can provide to the Landlord "adequate assurance of future performance" (as herein-after defined) of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

          (2) For the purposes of this provision, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding, at a minimum, "adequate assurance of future performance" shall mean that each of the following conditions has been satisfied, and the Landlord has so acknowledged in writing:

               A. The proposed assignee has submitted a current financial statement audited by a Certified Public Accountant which shows the net worth and working capital and amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of Tenant's obligations under this Lease;

               B. The proposed, assignee, if requested by the Landlord, shall have obtained guarantees in form and substance satisfactory to the Landlord from one or more persons who satisfy the Landlord's standards of creditworthiness;

               C. The Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement, or other agreement by which the Landlord is bound, in order to permit the Landlord to consent to such assignment.

41.  MISCELLANEOUS:
     --------------

     (a) The rules and regulations attached hereto as Exhibit F, as well as such rules and regulations as may hereafter be adopted by Landlord for the safety, care and cleanliness of the Premises and the Building and the preservation of good order thereon, are hereby expressly made a part hereof, and Tenant agrees to obey all such rules and regulations. The violation of any of such rules and regulations by Tenant shall be deemed a breach of this Lease by Tenant affording Landlord all the remedies set forth herein. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.

     (b) The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question, and in the event of any transfer or transfers of tie title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released from and after the date of such transfer or conveyance of all liability in respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and relating to events occurring thereafter, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

     (c) As used in this Lease, the term "ordinary business hours" shall mean the hours from 7:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, except for New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other national or state holiday as may be established from time to time ("Holidays").

     (d) This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord, if Landlord fails to perform its obligations set forth herein, except as herein specifically set forth; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building Complex or any portion thereof whose address Tenant has been notified in writing and so long as an opportunity has been granted to Landlord and such holder to correct such violation as provided in Paragraph 41 (h) hereof.

     (e) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible arid be legal, valid and enforceable, provided such addition does not increase or decrease the obligations of or derogate from the rights or powers of either Landlord or Tenant.

     (f) The captions of each paragraph are added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

     (g) Except as herein specifically set forth, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators. executors, successors and assigns. The terms, conditions and covenants hereof shall also be considered to be covenants running with the land.

     (h) Except as otherwise specifically provided herein, in the event Landlord shall fail to perform any of the agreements, terms, covenants or conditions hereof on Landlord's part to be performed, and such nonperformance shall continue for a period of thirty (30) days after written notice thereof, from Tenant to Landlord, or if such performance cannot be reasonably had within such thirty (30) day period, and Landlord shall not in good faith have commenced such performance within such thirty (30) day period and proceed therewith to completion, it shall be considered a default of Landlord under this Lease. Tenant shall give written notice to Landlord in the matter herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, with proper postage prepaid, to the holder of any mortgages or deeds of trust covering the Building Complex or any portion thereof of whose address Tenant has been notified in writing and shall afford such holder a reasonable opportunity to cure any alleged default on Landlord's behalf.

     (i) If there is more than one entity or person which or who are the Tenants under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several. Further, the obligations of Tenant under this Lease shall be guaranteed in accordance with and by the person(s) identified on the Guaranty of Lease attached hereto and incorporate herein as Exhibit G.

     (j) No act or thing done by Landlord or Landlord's agent during the term hereof, including but not limited to any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding upon Landlord unless such act or things shall be by an officer of Landlord or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord, or Landlord's agent, employees or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

     (k) Landlord shall have the right to construct other buildings or improvements in any Common Area, or any other area designated by Landlord for use by tenants or to change the location, character or make alterations of or additions to any of said common areas or other areas. Landlord, during the entire term of this Lease, shall have the right to change the number and name of the Building at any time without liability to Tenant.

     (l) Tenant acknowledges and agrees that it has not relied upon any statements representations, agreements or warranties, except such as are expressed in this Lease.

     (m) Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease shall be limited to its interests in this building.

     (n) Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including specifically and without limitation, Tenant's obligation to make any payments or give any notices.

     (o) Tenant and Landlord and the party executing this Lease on behalf of each of them represent to each other that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to each other a resolution or similar document to that effect.

     (p) This Lease shall be governed by and construed in accordance with the laws of the State where the Premises are located.

     (q) This Lease, together with Exhibits A, B, C, D, E, F and the Lease Addendum attached as Exhibit H, contains the entire agreement of the parties and may not be amended or modified in any manner except by an instrument in writing signed by both parties. Tenant shall not record this Lease or a memorandum hereof.

     (r) Tenant shall not use the name of the Building, the Building Complex or the development in which the Building is situated as part of its legal or trade name, nor for any purpose other than as an address for the business to be conducted by Tenant in the Premises.

     (s) In the event Landlord makes available to Tenant and its employees any area of the Building Complex for use as an athletic/health facility, Tenant agrees, on behalf of itself and its employees, that Landlord shall have no liability for any damages or injuries incurred by any person as a result of the use of such facility.

     (t) The submission or delivery of this document for examination and review does not constitute an option, an offer to lease space in the Building or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

                                      LANDLORD:

                                      LOEB PARTNERS REALTY & DEVELOPMENT
                                      __________________________________
                                      CORP., as agent for HANOVER RESOURCES INC.
                                      __________________________________________

                                      a COLORADO CORPORATION
                                      __________________________________________

                                      BY: /s/ [SIGNATURE ILLEGIBLE]
                                          ______________________________________

                                      TITLE: ___________________________________


                                LANDLORD NOTARY
                                ---------------

STATE OF ______________)
COUNTY OF _____________)

        The foregoing instrument was acknowledged before me this __ day of ________, 19__, by ________________ as ________________ of ________________, a
________________.

        Witness my hand and official seal.

        My commission expires: ________________.


                                      __________________________________________
                                      Notary Public
                                      Address:__________________________________
                                      __________________________________________
                                      __________________________________________


                                      TENANT:

                                      COLORADO BUSINESS BANK
                                      __________________________________________

ATTEST:                               A COLORADO CORPORATION
                                      __________________________________________

By: ____________________              BY: /s/ KEVIN G. QUINN
                                          ______________________________________
                                          KEVIN G. QUINN

Title: _________________              TITLE: PRESIDENT/TECH CENTER
                                             ___________________________________


                                 TENANT NOTARY
                                 -------------

STATE OF Colorado)
COUNTY OF Jefferson)

        The foregoing instrument was acknowledged before me this 10th day of July, 1998, by Kevin G. Quinn as ________________ of ________________, a
________________.

        Witness my hand and official seal.

        My commission expires: October 21, 2001.


                                               [SIGNATURE ILLEGIBLE]
                                      __________________________________________
                                      Notary Public

                                      Address: 9575 W. Powers Circle
                                              __________________________________

                                               Littleton, CO 80123
                                      __________________________________________

                                   EXHIBIT A

                            DESCRIPTION OF PREMISES

                                   EXHIBIT B

                               LEGAL DESCRIPTION


The land referred to in this Lease is described as follows:

PARCEL 1:

A PARCEL OF LAND LYING IN LOT 1. BLOCK 4, A RESUBDIVISION OF BLOCK 7, DENVER TECHNOLOGICAL CENTER FILING NO.2, BLOCK 2, DENVER TECHNOLOGICAL FILING NO.3, A PART OF LOTS 1 AND 2, BLOCK 5, A SUBDIVISION OF SECTION 16 AND A PART OF VACATED
S. WABASH ST. SITUATED IN SECTION 16, TOWNSHIP 5 SOUTH, RANGE 67 WEST OF THE
6TH PRINCIPAL MERIDIAN, CITY OF GREENWOOD VILLAGE, COUNTY OF ARAPAHOE, STATE OF COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT 1, THENCE NORTHERLY ALONG THE WEST LINE OF SAID LOT 1 A DISTANCE OF 170.52 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG LAST SAID COURSE A DISTANCE OF 181.72 FEET TO A POINT OF CURVE; THENCE ALONG THE ARC OF SAID CURVE TO THE RIGHT, HAVING A RADIUS OF 140.00 FEET AND A CENTRAL ANGLE OF 103 DEGREES 28 MINUTES 07 SECONDS A DISTANCE OF 252.82 FEET TO A POINT OF TANGENT; THENCE CONTINUING ALONG THE BOUNDARY OF SAID LOT 1 FOLLOWING FOUR (4) COURSES:

(1) ALONG SAID TANGENT A DISTANCE OF 198.OO FEET TO A POINT OF CURVE;

(2) ALONG THE ARC OF SAID CURVE TO THE RIGHT, HAVING A RADIUS OF 220.00 FEET AND A CENTRAL ANGLE OF 73 DEGREES 49 MINUTES 32 SECONDS, A DISTANCE OF 283.47 FEET TO A POINT OF TANGENT;

(3) ON AN ANGLE TO THE LEFT OF 180 DEGREES 00 MINUTES 00 SECONDS ALONG THE BACKWARD EXTENSION OF SAID TANGENT A DISTANCE OF 136.09 FEET;

(4) ON AN ANGLE TO THE RIGHT OF 89 DEGREES 17 MINUTES 02 SECONDS A DISTANCE OF
18.28 FEET TO A POINT ON A CURVE;

THENCE DEPARTING SAID BOUNDARY OF LOT 1 ON AN ANGLE TO THE RIGHT OF 75 DEGREES 25 MINUTES 05 SECONDS AND ALONG THE ARC OF SAID CURVE TO THE RIGHT, HAVING A RADIUS OF 75.00 FEET AND A CENTRAL ANGLE OF 12 DEGREES 17 MINUTES 53 SECONDS, A DISTANCE OF 16.10 FEET TO A POINT OF TANGENT; THENCE ALONG SAID TANGENT A DISTANCE OF 163.26 FEET; THENCE ON AN ANGLE TO THE RIGHT OF 90 DEGREES 00 MINUTES 00 SECONDS PARALLEL WITH THE SOUTH LINE OF SAID LOT 1 DISTANCE OF 556.30 FEET TO THE TRUE POINT OF THE BEGINNING.

PARCEL II:

A PARCEL OF LAND BEING A PORTION OF EAST PRENTICE AVENUE AS SHOWN AND DEDICATED BY THE PLAT A RESUBDIVISION OF BLOCK 7, DENVER TECHNOLOGICAL CENTER FILING 140.2, BLOCK 2, DENVER TECHNOLOGICAL FILING NO.3, A PART OF LOTS I AND 2, BLOCK 5, A SUBDIVISION OF SECTION 16 AND A PART OF VACATED S. WABASH ST., SITUATED IN THE NORTHEAST ONE-QUARTER OF SECTION 16, TOWNSHIP 5 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY OF GREENWOOD VILLAGE, COUNTY OF ARAPAHOE, STATE OF COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 16; THENCE WESTERLY ALONG THE NORTH LINE OF SAID SECTION 16 A DISTANCE OF 1270.86 FEET TO THE CENTERLINE OF SOUTH TAMARAC PARKWAY; THENCE ON AN ANGLE TO THE LEFT OF 89 DEGREES 16 MINUTES 04 SECONDS, ALONG SAID CENTERLINE, A DISTANCE OF 1647.74 FEET TO THE INTERSECTION OF SAID CENTERLINE WITH THE EASTERLY EXTENSION OF THE NORTH BOUNDARY LINE OF LOT 1, BLOCK 4 OF SAID SUBDIVISION; THENCE ON AN ANGLE TO THE RIGHT OF 89 DEGREES 17 MINUTES 02 SECONDS, ALONG SAID EXTENSION AND THE NORTH LINE OF SAID LOT 1 A DISTANCE OF 71.72 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG LAST SAID COURSE, ALONG THE BOUNDARY LINE OF SAID LOT 1 A DISTANCE OF 18.28 FEET; THENCE ON AN ANGLE TO THE LEFT OF 89 DEGREES 17 MINUTES 02 SECONDS ALONG SAID BOUNDARY LINE, ALONG A LINE 40 FEET WESTERLY FROM AND PARALLEL WITH THE EAST LINE OF SAID LOT 1, A DISTANCE OF 136.09 FEET TO A POINT ON A CURVE, THE CHORD OF SAID CURVE AND THE SOUTHERLY EXTENSION OF LAST SAID COURSE FORMS AN ANGLE TO THE RIGHT OF 143 DEGREES 05 MINUTES 14 SECONDS; THENCE ALONG THE ARC OF SAID CURVE TO THE LEFT, HAVING A RADIUS OF 220.00 FEET AND A CENTRAL ANGLE OF 73 DEGREES 49 MINUTES 32 SECONDS, A DISTANCE OF 283.47 FEET TO A POINT OF TANGENT; THENCE ALONG SAID TANGENT A DISTANCE OF 23.69 FEET TO A POINT ON A CURVE, THE CHORD OF SAID CURVE AND THE WESTERLY EXTENSION OF LAST SAID FORMS AN ANGLE TO THE RIGHT OF 173 DEGREES 38 MINUTES 56 SECONDS; THENCE ALONG THE ARC OF SAID CURVE TO THE LEFT, HAVING A RADIUS OF 601.00 FEET AND A CENTRAL ANGLE OF 12 DEGREES 42 MINUTES 07 SECONDS, A DISTANCE OF 133.24 FEET TO A POINT OF REVERSE CURVE; THENCE ALONG THE ARC OF SAID REVERSE CURVE TO THE RIGHT HAVING A RADIUS OF 75.00 FEET AND A CENTRAL ANGLE OF 74 DEGREES 13 MINUTES .46 SECONDS A DISTANCE OF 97.17 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL III:

AN ACCESS EASEMENT LOCATED IN LOT 1, BLOCK 4, A RESUBDIVISION OF BLOCK 7, DENVER TECHNOLOGICAL CENTER FILING 2, BLOCK, DENVER TECHNOLOGICAL FILING NO.3, A PART OF LOTS 1 AND 2, BLOCK 5, A SUBDIVISION OF SECTION 16 AND A PART OF VACATED S. WABASH ST. SITUATED IN SECTION 16, TOWNSHIP 5 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY OF GREENWOOD VILLAGE, COUNTY OF ARAPAHOE, STATE OF COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT 1, BLOCK 4; THENCE NORTHERLY ALONG THE WEST LINE OF SAID LOT 1 A DISTANCE OF 155.50 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG LAST SAID COURSE, ALONG SAID WEST LINE A DISTANCE OF 15.02 FEET TO A POINT 170.33 FEET, AS MEASURED AT RIGHT ANGLES, NORTHERLY FROM THE SOUTH LINE OF SAID LOT 1, THENCE ON AN ANGLE TO THE RIGHT OF 87 DEGREES 17 MINUTES 39 SECONDS, PARALLEL WITH SAID SOUTH LINE A DISTANCE OF
556.30 FEET; THENCE ON AN ANGLE TO THE RIGHT OF 90 DEGREES 00 MINUTES 00 SECONDS A DISTANCE OF 15.00 FEET; THENCE ON AN ANGLE TO THE RIGHT OF 90 DEGREES 00 MINUTES 00 SECONDS PARALLEL WITH THE SOUTH LINE OF SAID LOT 1 A DISTANCE OF
557.01 FEET TO THE TRUE POINT OF BEGINNING.

THE PROPERTY LEGALLY DESCRIBED ABOVE IS COMMONLY KNOWN AS 8400 EAST PRENTICE AVENUE, ENGLEWOOD, COLORADO 80111.

                                   EXHIBIT C

                  ESTOPPEL AND COMMENCEMENT DATE CERTIFICATE


     THIS ESTOPPEL AND COMMENCEMENT DATE CERTIFICATE ("Certificate") is executed this ___ day of ________, 19__, by HANOVER RESOURCES INC., A COLORADO
                                            ----------------------  ----------
CORPORATION ("Landlord") COLORADO BUSINESS BANK NA. a COLORADO CORPORATION
-----------              --------------------------   --------------------
("Tenant") with respect to and forming a part of that certain Office Building Lease ("Lease") dated ________, 19__, for the premises commonly known as
SUITE 150 ("Premises").
---------

                                  WITNESSETH

     WHEREAS, the parties desire to reaffirm and/or amend and certify to certain provisions of the Lease; and

     WHEREAS, the parties desire that the matters set forth herein be conclusive and binding on the parties.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The Lease Commencement Date is deemed and agreed to be ________, 19__, and the Lease Termination Date is agreed and deemed to be ________, 19__, unless sooner terminated, as provided therein.

     2. Tenant's first installment of Base Rent in the amount of ______________ Dollars ($______) for the period of _______________ (is due on) (was paid on), ________, 19__.

     3. Tenant's first installment of Tenant's Pro Rata Share of Operating Expenses in the amount of _____________ Dollars ($______) (is due on) (was paid on) ________, 19__.

     4. On ________, 19__, Tenant deposited with Landlord a security deposit in the form of ______________, in the amount of ___________ Dollars ($______).

     5. By execution hereof, Tenant acknowledges and agrees that all improvements or other work required of Landlord has been satisfactorily performed and Tenant hereby accepts the Premises in full compliance with the terms and conditions of the Lease.

     6. Except as maybe amended herein, all terms and conditions of the Lease shall continue in full force and effect and are hereby republished, ratified and reaffirmed in their entirety.

     7. This Certificate shall be binding upon and maybe relied upon by the parties hereto and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Certificate as of the day and year first above written.


                                      LANDLORD:

                                      LOEB PARTNERS REALTY & DEVELOPMENT
                                      __________________________________
                                      CORP., as agent for HANOVER RESOURCES INC.
                                      __________________________________________

                                      BY:
                                          ______________________________________

                                      TITLE: ___________________________________


                                      TENANT:

                                      COLORADO BUSINESS BANK
                                      __________________________________________

                                      A COLORADO CORPORATION
                                      __________________________________________

ATTEST:
                                      BY:
By: ____________________                  ______________________________________
                                             KEVIN G. QUINN

                                      TITLE: PRESIDENT/TECH CENTER
Title: _________________                     ___________________________________



                                LANDLORD NOTARY
                                ---------------

STATE OF ______________)
COUNTY OF _____________)

        The foregoing instrument was acknowledged before me this __ day of ________, 19__, by ________________ as ________________ and ________________
as ________________ of ________________, a ________________.

        Witness my hand and official seal.

        My commission expires: ________________.


                                      __________________________________________
                                      Notary Public
                                      Address:__________________________________
                                      __________________________________________
                                      __________________________________________

                                 TENANT NOTARY
                                 -------------

STATE OF __________)
COUNTY OF _________)

        The foregoing instrument was acknowledged before me this ____ day of ________, 19__, by ______________ as ________________ and ________________ as
________________ of ________________, a ________________.

        Witness my hand and official seal.

        My commission expires: ________________.



                                      __________________________________________
                                      Notary Public

                                      Address: _________________________________
                                      __________________________________________
                                      __________________________________________

                                   EXHIBIT D

                             WORK LETTER AGREEMENT

     This Agreement supplements that certain lease (herein-after referred to as the "Lease") dated and executed concurrently herewith by and between HANOVER
                                                                     -------
RESOURCES INC., a COLORADO CORPORATION (hereinafter referred to as "Landlord")
--------------    --------------------
and COLORADO BUSINESS BANK N.A., a COLORADO CORPORATION (hereinafter referred
    ---------------------------    --------------------
to as "Tenant") with the terms defined in the Lease to have the same definition where used herein.

     Landlord agrees to improve the Premises in accordance with the plans and specifications attached hereto as Exhibit D-1. Tenant shall be responsible for all costs and expenses incurred as a result of any modifications, changes or revisions to the plans requested by Tenant.

     IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS WORK LETTER AGREEMENT THIS ________ DAY OF ______________, 1998.



                                      LANDLORD:

                                      LOEB PARTNERS REALTY & DEVELOPMENT
                                      __________________________________
                                      CORP., as agent for HANOVER RESOURCES INC.
                                      __________________________________________

                                      BY:  /s/ [SIGNATURE ILLEGIBLE]
                                          ______________________________________

                                      TITLE:  VP
                                             ___________________________________


                                      TENANT:

                                      a COLORADO BUSINESS BANK, N.A.
                                      __________________________________________

                                      A COLORADO CORPORATION
                                      __________________________________________
ATTEST:

By: /s/ [SIGNATURE ILLEGIBLE]         BY: /s/ KEVIN G. QUINN
    _________________________             ______________________________________

Title:  NOTARY PUBLIC                 TITLE: PRESIDENT - DENVER TECH CENTER
       ______________________                ___________________________________

                                  EXHIBIT D-1

                           PLANS AND SPECIFICATIONS


Landlord to provide the following tenant improvements:
-----------------------------------------------------

1. New Building Standard Carpet (Patcraft, New Jazz 30 oz.), Building Standard Pad, and Rubber Base throughout Wood base to remain where existing.

2. Paint ad existing painted walls and all new walls. Where wallcovering is removed due to demo, prep walls for paint. Paint all heat registers and door frames.

3. Demo wall to 46"A.F.F. Provide and install new 12"W wood transaction top approximately 9'-0" long. Provide divider to create two (2) equal transaction surfaces. Demo wallcovering on this wall only.

4. Provide and install plastic laminate worksurface approximately 8'-0" x 30"W. Install at 42" A.F.F.

5.  Demo wall and door. Reuse door at Remove door and reuse at 7.

6.  Remove door and reuse at 10. Provide an install new building standard door.

7.  Provide and install building standard door.

8. Provide and install 3/8" tempered glass for conference room to 8'2" height, approximately 8'-0" wide.

9.  Demo wall. Install new building standard door.

10. Install building standard door from 6.

11. Provide and install new building standard door.

12. Ceiling tile repair where necessary and clean-up.

13. HVAC and fire protection.

14. New Building Standard wall.



                              THE EDWARD BUILDING
                           8400 EAST PRENTICE AVENUE
                                  Suite 150
                                 3,841 r.s.f.

                                   EXHIBIT E

                               PARKING SCHEDULE




               "Assigned parking spaces provided upon occupancy"

                                   EXHIBIT F

                             RULES AND REGULATIONS

     Landlord and Tenant agree that the following Rules and Regulations shall be and hereby are made a part of this Lease, and Tenant agrees that Tenant's employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations:

1. The sidewalks, entries, passages, corridors, stairways and elevators of the Building shall not be obstructed by Tenant, or Tenant's agents or employees, or used for any purpose other than ingress to and egress from the Premises.

2. Furniture, equipment or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord and upon no less than forty-eight (48) hours prior notice to Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant. Tenant shall cause the movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage. Tenant shall insure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in or to the Building or Building Complex caused by any person making such deliveries.

3. No safe or other articles, the weight of which may in the opinion of Landlord constitute a hazard or damage to the Building or Building's equipment, shall be moved into the Premises.

4. Safes and other equipment, the weight of which is not excessive, shall be moved into, from and about the Building only during such hours and in such manner as shall be prescribed by Landlord; and Landlord shall have the right to designate the location of such articles in the Premises.

5. During the entire term of this Lease, Tenant shall, at Tenant's expense, install and maintain under each and every caster chair a chair pad or Landlord approved carpet casters to protect the carpeting.

6. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building, as shall be first designated and approved in writing by Landlord, provided, however, there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as otherwise provided in the Lease. No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written discretionary consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, and at the expense of Tenant.

7. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein, constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with any of the rules or ordinances of the Fire Department or of the Department of Health of the City and County where the Building is located.

8.   Tenant shall not employ any person or persons other than the BONDED janitor
                                                                  ------
     of Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the premises, however occurring, or for any damage done to Tenants furniture or equipment by the janitor or any of janitor's staff, or by any other person or persons whomsoever. The janitor of the building may at all times keep a pass key, and other agents of Landlord shall at all times be allowed admittance to the Premises.

9. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant, Tenant's agents or employees, shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

10.  No animals EXCEPT HEARING AND SEEING EYE DOGS shall be allowed in the
                ----------------------------------
     office, halls, corridors and elevators in the Building. No person shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises.

11. No vehicles, including bicycles, shall be permitted in the offices, halls, corridors, and elevators in the Building nor shall any vehicles be permitted to obstruct the sidewalks or entrances of the Building.

12. Tenant shall not allow anything to be placed on the outside of the Building, nor allow anything to be thrown by Tenant, Tenant's agents or employees, out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

13. No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained. If, with Landlord's consent, Tenant installs lock(s) incompatible with the Building Master Locking System: (a) Landlord, without abatement of rent, shall be relieved of any obligation under this Lease to provide any service to the affected areas which requires access thereto; (b) Tenant shall indemnify Landlord against any expenses as a result of forced entry thereto, which may be required in an emergency; and (c) Tenant shall at the end of the term and at Landlord's request remove such lock(s) at Tenant's expense. A reasonable number of keys to the toilet rooms if locked by Landlord will be furnished by Landlord, and neither Tenant, Tenant's agents or employees shall have any duplicate keys made. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults. Landlord may from time to time install and change locking mechanisms on entrances to the Building, Building Complex and the Premises, and shall provide Tenant with two (2) sets of keys for each lockset at no additional charge. If now or at any future time the locking mechanisms of the Building Complex or Premises utilize "card keys," Tenant shall deposit with Landlord the sum of $15.00 for each card key issued to Tenant and Tenant's employees, as a deposit to be refunded to Tenant upon return of the applicable card key.

14. No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and/or linings at all windows and hallways.

15.  No awnings shall be placed over any window.

16. If Tenant desires telegraphic, telephonic or other electric connections, Landlord or Landlord's agents will direct the electricians as to where and how the wires may be introduced and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

17. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical operation in the Premises. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building Complex.

18. Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof. Tenant shall carry out Tenant's repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of the other tenants in the Building or Building Complex.

19. Except as permitted by Landlord and except for normal office decorating, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury caused by Tenant Tenant's agents or employees, shall be paid for by Tenant.

21. Tenant shall not obstruct or interfere with the rights of other tenants of the Building, or of persons having business in the Building, or in any way injure or annoy such tenants or persons.

22. Tenant shall not commit any act or permit anything in or about the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on in or about the Building or for any other reason.

23. Tenant shall not use the Building for lodging, sleeping, cooking, or for any immoral or illegal purpose or for any purpose that will damage the Building, or the reputation thereof, or for any purposes other than those specified in the Lease.

24. Canvassing, soliciting, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

25. Tenant shall not conduct mechanical or manufacturing operations, cook or prepare food, or place or use any inflammable combustible explosive, or hazardous fluid, chemical, device, substance or material in or about the Building. Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements imposed by governmental or quasi-governmental authorities in connection with fire and public safety and fire prevention and shall not commit any act or permit any object to be brought or kept in the Building, which shall result in a change of the rating of the Building by the Insurance Services Officer or any similar person or entity.

26. Tenant shall not use the building for manufacturing or for the storage of goods, wares or merchandise, except as such storage may be incidental to the use of the Premises for general office purposes and except in such portions of the Premises as may be specifically designated by Landlord for such storage. Tenant shall not occupy the Building or permit any portion of the Building to be occupied for the manufacture or direct sale of liquor, narcotics, or tobacco in any form, or as a medical office, barber shop, manicure shop, music or dance studio or employment agency. Tenant shall not conduct in or about the Building any auction, public or private, without the prior written approval of Landlord.

27. Tenant shall not use in the Building any machines, other than the standard office machines such as typewriters, calculators, copying machines and similar machines, without the express prior written consent of Landlord. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise or annoyance. Tenant shall not cause improper noises, vibrations, or odors within the Building.

28. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building except in the refuse containers provided therefore. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Premises or the Building. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building clean and free from rubbish.

29. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the Building. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall, in all cases, retain the right to control or prevent access thereto by all persons whose presence in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, or similar areas or go upon the roof of the Building without the express prior written consent of Landlord. For purposes hereof, "Common

     Areas" shall mean all portions of the Building Complex which, subject to the provisions of this Lease and Landlord's rules and regulations governing such use, are from time to time made available to tenants and their invitees or which benefit the tenants of the Building, including but not limited to the lobby, elevators, common walkways and hallways and other common appurtenances or facilities of the Building Complex.

30. Landlord its agents or representatives reserve the right to exclude or expel from the Building any person, who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Building.

31. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any other purpose then the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant's servants, employees, contractors, jobbers, agents, licensees, invitees, guests or visitors cause any damage to Such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant's expense and Landlord shall not be responsible therefor.

32. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the common areas of the Building shall not be covered or obstructed by Tenant, through placement of objects upon window-sills or otherwise. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun's rays fall upon the windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating, air conditioning, electrical, fire, safety, or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building.

33. Subject to applicable fire or other safety regulations, all doors opening into Common Area and all doors upon the perimeter of the Premises shall be kept closed and, during nonbusiness hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on nonbusiness days, Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.

35. Tenant shall not permit its employees or agents to smoke in any lobby, hallway or restroom within the Building Complex or in any other areas of the Building Complex posted as a non-smoking area. Notwithstanding the foregoing, Landlord shall not be required to impose any restrictions on smoking within the Building for the benefit of Tenant. No decision by Landlord to permit or prohibit smoking shall be construed as a breach of this Lease by Landlord.

36. Tenant agrees that Landlord may reasonably amend, modify, delete or add new and additional rules and regulations to the use and care of the Premises and the Building, provided such changes shall not unreasonably interfere with Tenant's use of the Premises for office purposes. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any rules and regulations herein set forth or any reasonable amendments, modifications or additions thereto Landlord shall have all remedies in this Lease provided for in the event of default by Tenant.

37. All references in these Rules and Regulations to "Tenant" shall be deemed to include the employees, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

INTENTIONALLY DELETED
---------------------

                                   EXHIBIT H

                                LEASE ADDENDUM



This Addendum to Lease is made by and between HANOVER RESOURCES INC., (hereinafter "Landlord") and COLORADO BUSINESS BANK, N.A. (hereinafter "Tenant").

WHEREAS, the following Articles 1, 2, and 3 shall be incorporated into the Lease, and the parties hereto, agree to as follows:

1.   EQUIPMENT INSTALLATION:
     -----------------------

     SUBJECT TO THE DENVER TECH CENTER, LOCAL LAWS AND ORDINANCES, AND LANDLORD'S FINAL APPROVAL, LANDLORD AGREES THAT TENANT SHALL HAVE THE RIGHT TO INSTALL A NIGHT DEPOSITORY AND ATM ON THE SOUTH SIDE OF THE BUILDING IN A LOCATION APPROVED BY LANDLORD. SUCH EQUIPMENT WILL BE INSTALLED BY CONTRACTORS APPROVED BY LANDLORD, AND TENANT SHALL BE SOLELY RESPONSIBLE FOR ALL COSTS ASSOCIATED WITH SUCH INSTALLATION. TENANT SHALL REMOVE ALL EQUIPMENT AND ASSOCIATED CONSTRUCTION, VAULTS, ETC. AND RESTORE THE BUILDING TO ITS ORIGINAL CONDITION AT TENANT'S SOLE COST AND EXPENSE, AT THE END OF LEASE EXPIRATION, LEASE EXTENSION, OR EARLIER TERMINATION.

2.   LEASE CONTINGENCY:
     ------------------

     THIS LEASE IS CONTINGENT UPON ACCEPTANCE OF THE BRANCH BANK APPLICATION, SUBMITTED BY COLORADO BANK SHARES, INC. TO THE CONTROLLER OF THE CURRENCY. SHOULD TENANT NOT RECEIVE APPROVAL BY SEPTEMBER 1, 1998, TENANT SHALL REIMBURSE LANDLORD NO LATER THAN SEPTEMBER 15, 1998 FOR OUT OF POCKET COSTS INCLUDING, BUT NOT LIMITED TO CONSTRUCTION COSTS, BROKERAGE COMMISSIONS A THE REMAINING LEASE OBLIGATION OF THE EXISTING TENANT IN THE PREMISES.
     (USA HEALTH NETWORK, INC.)

3.   OPTION TO RENEW:
     ----------------

     PROVIDED TENANT HAS NOT BEEN IN DEFAULT DURING THE PRIMARY TERM OF THIS LEASE, TENANT SHALL HAVE ONE (1) FIVE (5) YEAR OPTION TO RENEW THE LEASE FOR ALL THE SPACE THEN DEMISED UNDER THE INITIAL LEASE AGREEMENT UPON FIRST PROVIDING LANDLORD WRITTEN NOTICE (RETURN RECEIPT REQUESTED) OF ITS INTENTION T0 EXERCISE THE RENEWAL OPTION NINE (9) MONTHS PRIOR TO THE EXPIRATION DATE. THE RENTAL RATE FOR THE RENEWAL TERM SHALL BE AT THE THEN PREVAILING MARKET RATE FOR COMPARABLE BUILDINGS IN THE DENVER TECH CENTER AREA, EXCEPTING; BROKERAGE COMMISSIONS, RENTAL ABATEMENT, MOVING ALLOWANCE OR SIMILAR CONCESSIONS. FURTHER, IN NO EVENT SHALL THE RENEWAL RATE BE LESS THAN THE LAST YEAR'S RENTAL RATE DURING THE PRIMARY TERM. LANDLORD SHALL PROVIDE TENANT WITH THE MARKET RENTAL RATE AFTER RECEIPT OF TENANT'S EXERCISE OF THIS OPTION. TENANT SHALL HAVE TEN (10) BUSINESS DAYS TO EXECUTE THE OPTION EXTENSION, AFTER WHICH, IF THE TENANT HAS NOT EXECUTED THE OPTION EXTENSION THEN THIS LEASE SHALL. EXPIRE PER THE PROVISIONS OF
     SECTION 2 OF THIS LEASE AND TENANT SHALL HAVE NO OPTION TO RENEW HEREUNDER. TIME IS OF THE ESSENCE WITH REGARD TO THIS OPTION CLAUSE.

4.   ASSIGNMENT AND SUBLETTING:
     -------------------------

     FOR A PERIOD OF THIRTY (30) DAYS AFTER TENANT'S NOTICE OF SUBLETTING OR ASSIGNMENT IS GIVEN TO LANDLORD, LANDLORD WILL HAVE THE RIGHT BY WRITTEN NOTICE TO TENANT TO:

(1)  IN THE CASE OF A PROPOSED SUBLEASE, EITHER

     (A) SUBLET FROM TENANT ANY PORTION OF THE PREMISES PROPOSED TO BE SUBLET FOR THE TERM FOR WHICH SUCH PORTION IS PROPOSED TO BE SUBLET BUT AT THE SAME RENT AS TENANT IS REQUIRED TO PAY TO LANDLORD UNDER THIS LEASE FOR THE SAME SPACE, COMPUTED ON A PRO RATA SQUARE FOOTAGE BASIS, OR

(2)  IN THE CASE OF A PROPOSED ASSIGNMENT, TERMINATE THIS LEASE.

IF LANDLORD TERMINATES THIS LEASE, SUCH TERMINATION WILL BE AS OF THE DATE SPECIFIED IN THE NOTICE. IF LANDLORD TERMINATES THIS LEASE, LANDLORD MAY, IF IT ELECTS, ENTER INTO A NEW LEASE COVERING THE PREMISES OR A PORTION THEREOF WITH THE INTENDED ASSIGNEE OR SUBTENANT, ON SUCH TERMS AS LANDLORD AND SUCH PERSON MAY AGREE, OR ENTER INTO A NEW LEASE COVERING THE PREMISES OR A PORTION OF THE PREMISES WITH ANY OTHER PERSON. IN SUCH EVENT, TENANT WILL NOT BE ENTITLED TO ANY PORTION OF THE PROFIT, IF ANY, WHICH LANDLORD MAY REALIZE ON ACCOUNT OF SUCH TERMINATION AND RELETTING. LANDLORD'S EXERCISE OF ITS AFORESAID OPTION WILL NOT BE CONSTRUED TO IMPOSE ANY LIABILITY UPON LANDLORD WITH RESPECT TO ANY REAL ESTATE BROKERAGE COMMISSION(S) OR ANY OTHER COST OR EXPENSES INCURRED BY TENANT IN CONNECTION WITH ITS PROPOSED SUBLETTING OR ASSIGNMENT.

IF TENANT COMPLIES WITH THE PROVISIONS OF THIS SECTION AND LANDLORD DOES NOT EXERCISE AN OPTION PROVIDED TO LANDLORD, LANDLORD'S CONSENT TO A PROPOSED ASSIGNMENT OR SUBLETTING WILL NOT BE UNREASONABLY WITHHELD. WITHOUT LIMITING THE OTHER INSTANCES IN WHICH IT MAY BE REASONABLE FOR LANDLORD TO WITHHOLD ITS CONSENT TO AN ASSIGNMENT OR SUBLETTING, LANDLORD AND TENANT ACKNOWLEDGE THAT IT WILL BE REASONABLE FOR LANDLORD TO WITHHOLD ITS CONSENT IN ANY OF THE FOLLOWING
INSTANCES:

(1)  THE PROPOSED ASSIGNEE OR SUBLESSEE IS A GOVERNMENTAL AGENCY;

(2) IN LANDLORD'S REASONABLE JUDGMENT THE USE OF THE PREMISES BY THE PROPOSED ASSIGNEE OR SUBLESSEE WOULD ENTAIL ALTERATIONS THAT WOULD LESSEN THE VALUE OF THE LEASEHOLD IMPROVEMENTS IN THE PREMISES OR WOULD REQUIRE INCREASED SERVICES BY LANDLORD.

(3) LANDLORD HAS RECEIVED FROM ANY PRIOR TENANT TO THE PROPOSED ASSIGNEE OR SUBTENANT A NEGATIVE REPORT CONCERNING SUCH PRIOR TENANT'S EXPERIENCE WITH THE PROPOSED ASSIGNEE OR SUBTENANT;

(4) LANDLORD HAS EXPERIENCED PREVIOUS DEFAULTS BY OR IS IN LITIGATION WITH THE PROPOSED ASSIGNEE OR SUBTENANT;

(5) (i) THE PROPOSED ASSIGNEE'S OR SUBTENANT'S ANTICIPATED USE OF THE PREMISES INVOLVES THE GENERATION, STORAGE, USE, TREATMENT, OR DISPOSAL OF HAZARDOUS MATERIAL; (ii) THE PROPOSED ASSIGNEE OR SUBTENANT HAS BEEN REQUIRED BY ANY PRIOR LANDLORD, LENDER OR GOVERNMENTAL AUTHORITY TO TAKE REMEDIAL ACTION IN CONNECTION WITH HAZARDOUS MATERIAL CONTAMINATING A PROPERTY IF THE CONTAMINATION RESULTED FROM SUCH ASSIGNEE'S OR SUBTENANT'S ACTIONS OR USE OF THE PROPERTY IN QUESTION; OR (iii) THE PROPOSED ASSIGNEE OR SUBTENANT IS SUBJECT TO AN E11FORCEMENT ORDER ISSUED BY ANY GOVERNMENTAL AUTHORITY IN CONNECTION WITH THE DISPOSAL OR STORAGE OF A HAZARDOUS MATERIAL;

(6) THE USE OF THE PREMISES BY THE PROPOSED ASSIGNEE OR SUBTENANT WILL VIOLATE ANY APPLICABLE LAW, ORDINANCE OR REGULATION;

(7) THE PROPOSED ASSIGNMENT OR SUBLEASE WILL CREATE A VACANCY ELSEWHERE IN THE BUILDING.

(8) THE PROPOSED ASSIGNEE OR SUBTENANT, OR ANY PERSON THAT, DIRECTLY OR INDIRECTLY, CONTROLS, IS CONTROLLED BY, OR IS UNDER COMMON CONTROL WITH THE PROPOSED ASSIGNEE OR SUBTENANT, IS THEN AN OCCUPANT OF THE BUILDING;

(9) THE PROPOSED ASSIGNEE OR SUBTENANT IS A PERSON WITH WHO LANDLORD IS NEGOTIATING TO LEASE SPACE IN THE BUILDING OR HAS SHOWN THE BUILDING WITHIN THE LAST SIX (6) MONTHS.

(10) THE PROPOSED ASSIGNMENT OR SUBLEASE FAILS TO INCLUDE ALL OF THE TERMS AND PROVISIONS REQUIRED TO BE INCLUDED PURSUANT TO THIS PARAGRAPH;

(11) IN THE CASE OF A SUBLETTING OF LESS THAN THE ENTIRE PREMISES, IF THE SUBLETTING WOULD RESULT IN THE DIVISION OF THE PREMISES INTO MORE THAN TWO SUBPARCELS OR WOULD REQUIRE ACCESS TO BE PROVIDED THROUGH SPACE LEASED OR HELD FOR LEASE TO ANOTHER TENANT OR IMPROVEMENTS TO BE MADE OUTSIDE THE PREMISES.

(D) IF TENANT ASSIGNS OR SUBLETS THE PREMISES OR REQUESTS LANDLORD'S CONSENT TO A PROPOSED ASSIGNMENT, SUBLETTING OR OTHER ACT, THEN TENANT WILL PAY TO LANDLORD AN ADMINISTRATIVE FEE IN THE SUM OF $500.00 AND ALSO LANDLORD'S REASONABLE ATTORNEY'S FEES.